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                                                 SIGNED VERSION - EXECUTION COPY

                                                                   EXHIBIT 10.72

                                DECEMBER 22, 2005

             GRUPO GENERAL CABLE SISTEMAS S.A. (SOLE PROPRIETORSHIP)
                                (as the Borrower)

              GENERAL CABLE CELCAT ENERGIA E TELECOMUNICACOES S.A.
                               (as the Guarantor)

                             BANCO DE SABADELL S.A.
                                 (as the Agent)

                             BANCO DE SABADELL S.A.
                         (as the Financial Institution)

                                   ----------

                               LONG-TERM FINANCING
                          IN THE AMOUNT OF E75,000,000

                                   ----------


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                                TABLE OF CONTENTS

CLAUSE                                                                      PAGE
------                                                                      ----
1.  DEFINITIONS AND INTERPRETATION.......................................     12
       Definitions.......................................................     12
       Interpretation....................................................     20

2.  AMOUNT...............................................................     22
       Amount Total......................................................     22
       Amount of Portion A...............................................     22
       Amount of Portion B...............................................     22

3.  PURPOSE..............................................................     23

4.  DURATION.............................................................     23

5.  SYNDICATION..........................................................     23
       Distribution......................................................     23
       Joint rights and responsibilities.................................     24

6.  DISPOSITIONS, PRE-CONDITIONS AND PERIOD OF DISPOSITION...............     24
       Notice of Disposition.............................................     24
       Information to attach to Notice of Disposition....................     25
       Pre Conditions for Dispositions...................................     26
       Amount of the Dispositions........................................     27
       Communication with the Financial Institutions.....................     27
       Impossibility of obtaining funds from the Financial
          Institutions...................................................     28
       Periods of Disposition............................................     29
       First French Disposition of Portion A.............................     29

7.  INTEREST PERIODS.....................................................     32
       Duration until the Date of Syndication............................     32
       Duration after the Date of Syndication............................     32
       Adjustments to the Duration of the Interest periods...............     33

8.  INTEREST RATES.......................................................     33
       Ordinary Interest Rate............................................     33
       Margin............................................................     34
       Substitute Interest Rates.........................................     36
       Accrual and liquidation of interest...............................     37
       Communication of the applicable interest rate.....................     37
       Entities of Reference.............................................     37
       Equivalent annual rate............................................     38

9.  PENALTY RATE.........................................................     38

10. CAPITALIZATION.......................................................     38

11. ORDINARY AMORTIZATION................................................     40
       Of Portion A......................................................     40


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
       Of Portion B......................................................     41
12. EXPECTED AMORTIZATION.................................................    42
       Voluntary Expected Amortization....................................    42
       Mandatory Expected Amortization....................................    42
       Effects of Expected Amortization...................................    44

13. PAYMENTS..............................................................    46
       By the Borrower and the Guarantors.................................    46
       By the Financial Institutions......................................    46
       Taxes and Withholding..............................................    47
       Date...............................................................    48

14. COMPENSATION AND PROPORTIONAL DISTRIIBUTION...........................    48
       Compensation.......................................................    48
       Proportional Distribution..........................................    48
       Omission of petition for bankruptcy................................    50

15. IMPUTATION OF PAYMENTS................................................    50

16. RECOVERY..............................................................    51
       Litigation.........................................................    51
       Expected Payment...................................................    51
       Notification.......................................................    51

17. INTERVENING CIRCUMSTANCES.............................................    53
       Unlawfulness.......................................................    53
       Increased costs....................................................    53
       Market incidents...................................................    54

18. BORROWER'S AND GUARANTOR'S STATEMENTS.................................    56
       Declarations by the Borrower.......................................    56
       Declarations by the Guarantor......................................    60

19. COMMITMENTS BY THE BORROWER AND THE GUARANTOR.........................    63
       Borrower's general commitments.....................................    63
       Borrower's financial commitments...................................    69
       Guarantor's commitments............................................    71

20. CERTIFICATIONS OF FULFILLMENT.........................................    75

21. DEFAULT...............................................................    77
       Assumption of Default..............................................    77
       Notification.......................................................    80
       Statement and consequences of early termination....................    80

22. INDEMNITY.............................................................    83

23. LIST OF GUARANTEES....................................................    84

24. GUARANTEE.............................................................    84
       Content of Guarantee...............................................    84
       Adherence by New Guarantors........................................    86

25. MORTGAGE AGREEMENT....................................................    86


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
26. VALIDITY AND EXECUTION OF GUARANTEES..................................    87
       Validity...........................................................    87
       Execution..........................................................    88

27. AGENT.................................................................    90
       Appointment........................................................    90
       Relationship.......................................................    90
       Credit approval....................................................    91
       Payments...........................................................    92
       Determination of interest rates....................................    92
       Notification of litigation.........................................    92
       Resignation........................................................    93
       Indemnity..........................................................    93
       Conflict of interest...............................................    94

28. COMMISSIONS...........................................................    96
       Initial Commission.................................................    96
       Agent Commission...................................................    96
       Non-Disposition Commission.........................................    96

29. EXPENSES..............................................................    96

30. VAT AND TAX ON CAPITAL TRANSFERS AND DOCUMENTATION OF LEGAL
       PROCEEDINGS........................................................    97
       Value Added Tax....................................................    97
       Documentation of Legal Proceedings.................................    98

31. SYNDICATION PROCESS...................................................   100
       Syndication........................................................   100
       Syndication Agreement and effectiveness of Syndication.............   100
       New Financial Institutions.........................................   101
       Deadline for Syndication and communication to the Borrower.........   101
       Information communication..........................................   101
       Expenses...........................................................   101

32. ASSIGNMENTS AND TRANSFERS.............................................   101
       Assignments and transfers by the Borrower and the Guarantors.......   101
       Assignments and transfers by the Financial Institutions............   102
       Transfer Contracts.................................................   102
       Assignees..........................................................   103
       Notification and verification of Transfer Possibility..............   103
       Information communication..........................................   103
       Expenses...........................................................   104

33. DEBT CERTIFICATION....................................................   106
       By the Agent.......................................................   106
       By each Financial Institution......................................   106

34. EXECUTIVE ACTION......................................................   106

35. CUMULATIVE RIGHTS AND WAIVERS.........................................   107

36. NOTIFICATIONS.........................................................   107


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
37. OFFICES...............................................................   108

38. LANGUAGE..............................................................   109

39. PRESERVATION OF THE CONTRACT..........................................   109

40. ELECTION OF LAW.......................................................   110

41. JURISDICTION..........................................................   110

ATTACHMENT 1 Shares of Financial Institutions.............................   114

ATTACHMENT 2 Notice of Disposition Model..................................   116

ATTACHMENT 3 Demand for Payment Model.....................................   118

ATTACHMENT 4 Signatory Letter Model.......................................   120

ATTACHMENT 5 Syndication Contract and Transfer Contract Models............   122

   CHAPTER A SYNDICATION CONTRACT MODEL...................................   122

   CHAPTER B TRANSFER CONTRACT MODEL......................................   127

ATTACHMENT 6 Structure of the Borrower's Group............................   131

   CHAPTER A PRIOR TO THE ACQUISITION OF THE TARGET COMPANIES.............   131

   CHAPTER B AFTER THE ACQUISITION OF THE TARGET COMPANIES................   132

ATTACHMENT 7 Structure of Stocks of the Borrower in Relation to the
   Parent Company.........................................................   133

ATTACHMENT 8 List of Guarantees in Effect.................................   134

   CHAPTER A ISSUED BY THE BORROWER OR IN RELATION TO THE
      BORROWER'S ASSETS...................................................   136
      1. Guarantees of a personal nature..................................   136
      2. Guarantees of a real nature......................................   142

   CHAPTER B ISSUED BY THE GUARANTOR OR CONCERNING THE
      GUARANTOR'S ASSETS..................................................   143
      1. Guarantees of a personal nature..................................   143
      2. Guarantees of a real nature......................................   143

ATTACHMENT 9 List of Litigation...........................................   146

ATTACHMENT 10 List of Real Estate Holdings................................   152

ATTACHMENT 11 Loans and Mortgages Models..................................   154

   CHAPTER A MODEL FOR THE FRENCH LIEN....................................   154

   CHAPTER B MODEL FOR THE SPANISH LIEN...................................   169

   CHAPTER C MODEL FOR THE MORTGAGE DEED..................................   177

ATTACHMENT 12 Business Plan...............................................   184

   CHAPTER A BALANCE......................................................   184

   CHAPTER B PROFIT AND LOSS ACCOUNT......................................   185


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
   CHAPTER C CASH FLOW....................................................   186


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                          DRAFT OF LONG-TERM FINANCING

In Barcelona, on December 22, 2005.

Before me, Mr. Manuel Piquer Belloch, a Notary, authorized to discharge the duties of this office in Barcelona, residing in this city and member of the Illustrious Notarial Association (Ilustre Colegio de Notarios) in Cataluna

                                 THERE APPEARED

ON ONE PART,

(1) GRUPO GENERAL CABLE SISTEMAS S.A. (A SOLE PROPRIETORSHIP) (hereinafter, the BORROWER), a company of Spanish nationality, domiciled in calle Casanovas 150, Barcelona, registered in the Mercantile Registry of Barcelona in volume 35769, page 194, sheet number B-18317 and with CIF (Spanish Tax ID) number A-08102790. It is represented in these proceedings by Mr. DOMINGO GOENAGA CAMPMANY, of legal age, of Spanish nationality, with offices at calle Casanovas 150, Barcelona and bearer of National Identity Document
     (DNI) number 37,561,848-L, who is acting by virtue of an agreement by the board of directors of the Borrower, dated October 20, 2005, as shown to me through a document authorized by Barcelona Notary, Mr. Jose-Vicente Torres Montero dated December 16, 2005 with protocol number 2,336.

AND ON ANOTHER PART,

(2) GENERAL CABLE CELCAT ENERGIA E TELECOMUNICACOES S.A. a company of Portuguese nationality, domiciled in Avenida Marques de Pombal 36-38, Em Morelena, District of Pero Pinheiro, Municipality of Sintra (Portugal) registered in the Commercial Registry (Conservatoria do Registo Comercial) of Sintra/Cascais under number 5166. It is represented in these proceedings by Mr. DOMINGO GOENAGA CAMPMANY, of legal age, ofSpanish nationality, with offices at calle Casanovas 150, Barcelona and bearer of National Identity Document (DNI) number 37,561,848-L, acting by virtue of the power vested by the general assembly of said company dated December 20, 2005.

Hereinafter, the GUARANTOR.

AND ON ANOTHER PART,

(3) BANCO DE SABADELL S.A. (hereinafter, the FINANCIAL INSTITUTION), with CIF (Spanish Tax ID) number A-08000143 and offices at Plaza Catalonia 1, Sabadell (Barcelona). Registered in the Mercantile Registry of Barcelona volume 20092, page 1, sheet number B-1511. It is represented in these proceedings by Mr. JUAN JIMENEZ DELGADO, of legal age, of Spanish nationality, with offices at Sant Cugat del Valles (Barcelona), calle Sena 12 and bearer of National Identity Document number 33,878,067-X, acting by


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     virtue of the power of attorney authorized by the notary of Sabadell
     (Barcelona), Mr.. Javier Mico Giner on the date of June 5, 2003, with number 3,444 of his protocol, who arranged for entry 1,208 to be made in the company record and by Mr. LUIS PRETER TRESSERRAS, of legal age, of Spanish nationality, with offices at Plaza Catalonia 1, Dabadell (Barcelona) and bearer of National Identity Document (DNI) number 46,059,998-Y, acting by virtue of the power authorized by the notary of Sabadell (Barcelona), Mr. Javier Mico Giner with number 2,369 of his protocol, who arranged for this entry to be made in the 1,200th company record

                                   DO DECLARE

(A) That the Borrower has applied to the Financial Institution for financing in the total amount of up to seventy-five million euros (E75,000,000), for the purpose of (i) financing the purchase of the Spanish Shares and the French Shares (as defined hereinafter); and (ii) the financing of the Borrower's corporate necessities (hereinafter, the FINANCING).

(B) That the Financial Institution is willing to grant the Financing to the Borrower under the terms of this Agreement.

(C) That the parties have agreed that, in the event that a Syndication is formed (as defined hereinafter), Banco de Sabadell S.A. shall be designated as the Agent of the Financing, which accepts said role at this time, pursuant to the terms and conditions of this Agreement.

(D) That prior to the signing of this Agreement, the Borrower has delivered to the Agent (to the satisfaction of the latter) the following documentation: (1) a legal opinion issued dated December 22, 2005 by Blank Rome LLP under North American law confirming that the signing of this Agreement and the granting of the Financing do not and shall not imply any assumption of default of the following Agreements signed by the Parent Company (as defined hereinafter): (i) Second Amended and Restated Credit Agreement dated November 23, 2005 and (ii) the Indenture Note dated November 24, 2005; (2) the preliminary tax appraisal statements of real estate holdings belonging to the Borrower located on Casanovas Street (Barcelona), in Manlleu (Barcelona), Abrera (Barcelona) and Montcada (Barcelona), for a minimum overall appraisal amount of eighty-six million one hundred thousand euros (E86,100,000); and (3) a preliminary business plan by the Borrower's Group for the 2005-2008 period, reviewed by Ernst & Young.

(E) That without impairment to the complete and unlimited personal liability of the Borrower, the Guarantor is willing to grant, in accordance with what is set forth in this Agreement (and the Financial Institution accepts as such), a joint guarantee to the Financial Institutions guaranteeing that the Borrower will fulfill the obligations assumed as a result of this Agreement.

(F) That as additional guarantees to the Financial Institutions, the Borrower issues a mortgage agreement on various properties, pursuant to the terms of this Agreement.


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

(G) That furthermore, as additional guarantees to the Financial Institutions, the Borrower wishes to undertake to offer the Spanish Shares (as defined hereinafter) as security and to offer the French Shares (as defined hereinafter) as security.

The parties, mutually recognizing the necessary legal capacity and competence to sign this Agreement, and execute the agreements that issue therefrom, do hereby sign and undertake to fulfill the following

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                                    SECTION I
                                   DEFINITIONS

1.   DEFINITIONS AND INTERPRETATION

DEFINITIONS

1.1 In this Agreement, each of the following expressions in the singular includes the plural form, and vice versa, and unless the context indicates otherwise, shall have the meaning indicated hereafter:

ADVERSE CHANGE OF CIRCUMSTANCE refers to any fact or circumstance that entails (or might entail) a loss or cost to the Parent Company or to any company belonging to the group headed by the Parent Company (including the Borrower and/or the Guarantor) that, in the opinion of the strengthened majority shareholders and after having heard the Borrower, may adversely affect the financial and economic situation or net worth of the Borrower and/or any of the Guarantors in such a way that the ability of the Borrower (and/or of the Guarantor) to fulfill its payment obligations under this contract may be compromised, or that substantially reduces the combined value of the guarantees offered to the Lending Institutions in connection with this Agreement;

AFFILIATE refers to those companies or entities in which the Borrower (directly or indirectly) has a Share of more than fifty percent (50%) of its voting stock, or an equivalent Share that makes it into a majority shareholder or partner;

AGENT refers to Banco de Sabadell S.A., whose particulars are set forth in the heading of this Agreement, or any successor acting as agent for the Financial Institutions pursuant to this Agreement;

AGREEMENT refers to this financing agreement, including not only the text hereof, and therefore all its Clauses, but also the Appendices which form an integral part hereof;

AMOUNT OF PORTION A refers to the maximum amount available from Portion A, that is, fifty million euros (E50.000.000);

AMOUNT OF PORTION B refers to the maximum amount available from Portion B, that is, twenty-five million euros (E25.000.000);

ASSUMPTION OF DEFAULT makes reference to any of the circumstances mentioned in Clause 21.1;

AUDITOR, in relation to this Agreement, refers to Deloitte & Touche Espana S.A., or a first rate firm of international auditors of eminent repute, duly qualified to conduct this work in Spain, that will consistently indicate to the Borrower fulfillment of the obligations established in this Agreement, as long as such are acceptable to the Financial Institutions. The Financial Institutions cannot oppose the appointment of a new auditor proposed in writing by the Borrower to replace Deloitte & Touche Espana S.A.; the new Auditor proposed in writing by the Borrower is one of the following: PricewaterhouseCoopers Auditors S.L.; KPMG Auditors S.L.; or Ernst &


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Young S.L. In the event that the Borrower should propose any other Auditor different from the aforementioned, the Financial Institutions may oppose said appointment within the maximum period of fifteen (15) days from the reception of the written proposal by the Borrower, with the Borrower being able to propose new alternative auditing firms, up to a maximum of three (3) firms within a period not greater than seven (7) days from the reception of the respective notification written by the Agent. If the Financial Institutions should be justifiably opposed to all those proposed for the appointment, or if the Borrower should fail to exercise its right to propose an Auditor within the period of one (1) month following the first communication on the replacement of the Auditor, the Financial Institutions will make the appointment through the Agent. In all cases, the costs of the appointment, replacement and activities of the Auditor shall always accrue to the Borrower;

BANKRUPTCY LAW refers to Act 22/2003, dated July 9, regarding Bankruptcy.

BORROWER'S ACCOUNT refers to the account opened by the Borrower with the Agent, number 0081-5172-84-0001059813, and into which the amounts of the dispositions requested by the Borrower shall enter.

BORROWER'S GROUP refers to the ensemble of entities forming part of the group headed by the Borrower in accordance with the criteria established in Article 4 of the applicable Act 24/1988, dated July 28, regarding the Securities Market (explicitly including General Cable Celcat Energia e Telecomunicacoes S.A.);

BUSINESS DAY, to all intents and purposes (except as indicated below), refers to any day of the week except for holidays fixed as such (i) in the calendar of the TARGET (Trans-European Automated Real-Time Gross Settlement Express Transfer System) system for payments in euros or (ii) to the Autonomous Community of Catalonia. Exclusively for purposes of calculating interest rates, Business Days are those defined as such in the calendar of the TARGET system for payment in euros;

BUSINESS PLAN refers to the plan of financial projections ("base case") drawn up by the management of the Borrower in relation to future financial business projections of the Borrower's Group for the 2006-2013 period and reviewed by Ernst & Young (an initial draft for the period fo 2005-2008 appears in Attachment 12 attached), as it is updated from time to time;

CHANGE OF CONTROL refers to any modification in the current capital structure of the Borrower or any Guarantor resulting in (i) either a direct or indirect Share in the Parent Company less than one hundred percent (100%) of the capital of the Borrower or of any Guarantor; or (ii) if the Parent Company should fail to retain Control (direct or indirect) of the Borrower and/or of any Guarantor.

CONSOLIDATED EBITDA refers to the EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) of the Borrower's Group, calculated on the basis of the Consolidated Financial Statements;

CONSOLIDATED FINANCIAL STATEMENTS refers to the annual consolidated accounts (including the annual report and statement of the origin and allocation of funds) of the


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Borrower's Group, formulated by the management of the Borrower for approval by its ordinary shareholders meeting, and audited by the Auditor, and which, in all cases, shall be drawn up in accordance with the Spanish General Accounting Plan;

CONTRACT signifies this finance contract, including not only the body of the same, but also all of the clauses, as well as Attachments 1 to 12, which are integral parts of the same;

CONTROL refers to any company situation in which one of the situations foreseen in Article 42, Item 1 of the Spanish Commercial Code should arise.

DATE OF DISPOSITION, in relation to the Notice of Disposition, refers to the date on which the Agent shall have made available the Disposition to the Borrower in the Borrower's Account in the amount requested in the respective Notice of Disposition;

DATE OF FINAL PAYMENT refers to the date corresponding to the seventh anniversary of the Date of Disposition corresponding to the latest Disposition drawn from Portion A. On said date, the Borrower must have repaid the total amount and other amounts accrued in favor of the Financial Institutions as a result of this Agreement, pursuant to the terms and conditions set forth in this Agreement;

DATE OF FINAL PAYMENT OF PORTION B refers to the 22nd day of December, 2010;

DATE OF LIQUIDATION AND PAYMENT OF INTEREST refers to each of the end dates of the Interest periods in question;

DATE OF OBLIGATORY EXPECTED AMORTIZATION refers to each of the dates set forth in Clause 12.4;

DATE OF REPAYMENT, in relation to Portion A, refers to each of the dates of loan amortization in accordance with Clause 11 and in relation to Portion B, to the Final Date of Payment for Portion B;

DATE OF SYNDICATION refers to the date on which the Syndication becomes effective which, in accordance with Clause 31.3, will be the Date of Liquidation and Payment of Interest immediately following the date of the signing of the Syndication Agreement;

DATE OF VOLUNTARY EXPECTED AMORTIZATION refers to each of the dates set forth in Clause 12.1;

DEMAND FOR PAYMENT refers to the demand for payment that any Financial Institution can make upon any Guarantor, by the terms of Clause 24.1, and the model for which is attached as Attachment 3 below;

DISPOSITION OR DISPOSITIONS REFERS, individually or jointly, to the borrowing of funds performed by the Borrower drawn from the Financing, in accordance with the terms of Clause 6;


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EBITDA refers to Earnings before Interest, Taxes, Depreciation and Amortization and is calculated as the sum of the benefits accrued, plus payments made for amortization of property (both material and immaterial) plus the variation of provisions relating to the assets of the company in question, all to be calculated according to the Spanish General Accounting Plan and for a period of twelve (12) months;

ECONOMIC AND MONETARY UNION or EURO ZONE refers to monetary union instituted by all or some of the governments of the member state of the European Union, in accordance with what is set forth in the Treaty of the European Community, as it has been revised and amended from time to time.

ENVIRONMENTAL LEGISLATION has the meaning given to it by Clause 18.1(w)(i);

EQUITY (in relation to the Borrower's Group) refers to the amount resulting from the sum of subscribed shares, share premiums, reserves of any kind (not including the reserves for revaluation of assets carried out subsequent to the date this Agreement enters into force), the subordinated debt and profits and losses attributable to the Borrower, as resulting from the Consolidated Financial Statements, all being calculated in accordance with the Spanish General Accounting Plan;

EXPECTED AMORTIZATION refers to amortization ahead of schedule (either voluntary or compulsory), in whole or in part, of the Principal of Portion A and the reduction ahead of schedule (either voluntary or compulsory) of the Amount of Portion B, carried out in accordance with the terms of Clause 12;

FINANCIAL INSTITUTIONS refers to the Banco de Sabadell S.A. and those institutions which, as a result of their Share in the Syndication, may come to be brokers of the Financing, as well as their respective successors and assignees who, in turn, may participate in the Financing;

FINANCIAL STATEMENTS refers to the annual audited accounts (including the annual report and the statement of the origin and allocation of funds) of a company, formulated by the management of such company for approval by its respective ordinary shareholders meeting, and which, in all cases, shall be drawn up in keeping with any accounting regulations applicable according to the corresponding jurisdiction;

FINANCING refers to the financing made available to the Borrower by the Financial Institutions, for the Total Amount and in keeping with the terms of this Agreement;

FRENCH DISPOSITIONS OF PORTION A refers to the two (2) sole disposition of funds that the Borrower may make and charge to Portion A to acquire the French Shares. For these purposes, certifies that, according to Clause 6.9, the first French Disposition of Portion A is made available to the Borrower upon the date of this Contract;

FRENCH SHARES refers to the sixty million thirty-seven thousand (60,037,000) shares (from 1 to 60,037,000, inclusive) of E1 nominal value each amounting to one hundred percent (100%) of the shares of the French Target Company;


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FRENCH SECURITY refers to the jus ad rem of a guarantee to be provided by the
Borrower (under French law) in favor of the Financial Institutions for the French Shares, as set forth in Clause 23(d);

FRENCH TARGET COMPANY refers to Silec Cable S.A.S., domiciled in 2 Boulevard du General Martial Valin, 75015 Paris (France) and registered in the Registry of Business and Companies of Paris under number RCS 484 920 194;

GUARANTEE refers to the personal and joint guarantee offered by the Guarantor (and to be offered by New Guarantors) in favor of the Financial Institutions to guarantee fulfillment of the obligations assumed by the Borrower as a result of this Agreement;

GUARANTEES GRANTED refers to the personal or real guarantees that any company of the Borrower's Group has given in favor of third parties that are not part of the Borrower's Group, and that have not been figured as Indebtedness, specifically including economic and financial guarantees;

GUARANTEED OBLIGATIONS refers to any obligation derived from this Contract (payment or not and modified, altered or extended);

GUARANTORS refers to General Cable Celcat Energia e Telecomunicacoes S.A. (whose particulars are set forth in the heading of this Agreement), as well as those Material Affiliates who may come to adhere to this Agreement as New Guarantors, pursuant to the terms of Clause 24.2 ;

HEDGE CONTRACTS refer to hedge contracts on interest rates, for an overall percentage not less than eighty percent (80%) of the Amount of Portion A, at market prices and for a period not less than five (5) years. It is expressly stated that Hedge Contracts must be subscribed through the Agent.

HOLDING refers to that company or entity in which the Borrower (holds (directly or indirectly) a share less than or equal to fifty percent (50%) of its voting stock;

INDEBTEDNESS refers to the indebtedness (both short and long term) resulting from loans, whether from Financial Institutions, or through the issue of bonds, IOUs or obligations that can be converted into shares of stock or similar instruments and other indebtedness for funds (both short and long term) that have been loaned, with implicit or explicit payment of interest (including indebtedness arising as a result of this Agreement), discounts and long term and short term financial leasings, all in accordance with the Spanish General Accounting Plan;

INTEREST PERIOD refers to each period of time into which the life of the Financing is divided for purposes of accrual and liquidation of interest, as set forth in Clause 7;

LEC refers to Act 1/2000, dated January 7, regarding Civil Lawsuits;

LETTER OF AGREEMENT refers to the letter of agreement to be signed by New Guarantors to adhere to this Agreement in keeping with Clause 24.2, using the model in Attachment 4 attached hereto;


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MAJORITY SHAREHOLDERS refers to all Financial Institutions whose shares at the moment of calculation add up to more than fifty percent (50%) of the total of all Shares;

MARGIN refers to each one of the differentials that increment the Prime Rate, and that are detailed and calculated pursuant to the terms of Clauses 8.3 and 8.4;

MATERIAL AFFILIATE refers to each one of the Affiliates that, at any time during the period in which this Agreement is in force, shall satisfy the following conditions:

(a) the assets of said Affiliate (taken individually) must amount to at least five percent (5%) of Total Assets;

(b) the assets of said Affiliate (taken individually) must amount to at least five percent (5%) of Consolidated EBITDA; or

(c) the assets of said Affiliate (taken individually) must amount to at least five percent (5%) of Consolidated Revenues;

Furthermore, those Affiliates that are necessary so as to insure, at any time during the life of this Agreement, and jointly among the Borrower and the Guarantors, coverage of at least ninety percent (90%) of Total Assets, Consolidated EBITDA and Consolidated Revenues;

MORTGAGE AGREEMENT refers to an unconditional undertaking by the Borrower to provide in favor of the Financial Institutions the jus ad rem of mortgage on all or some of the Real Estate Holdings, by the terms set forth in Clause 25;

NET FINANCIAL DEBT refers to the Total Financial Debt minus the position of the Treasury;

NEW GUARANTORS refers to those Material Affiliates who, as permitted by applicable legislation, may come to adhere to the Agreement, pursuant to the terms of Clause 24.2;

NOTICE OF DISPOSITION refers to any notices of disposition of funds drawn from the Financing, to be formulated by the Borrower pursuant to the model set forth hereinafter in Appendix 2, and which should be presented to the Agent in keeping with Clause 6;

ORDINARY AMORTIZATION refers to ordinary amortization in whole or in part, of the Principal of Portion A and the ordinary reduction of the Amount of Portion B, carried out in accordance with the terms of Clause 11;

ORDINARY RATE OF INTEREST refers to the ordinary rate of interest for the Financing, defined and calculated in accordance with the terms of Clause 8;

OVER THE COUNTER OPERATIONS refers to any operations that do not need to be directly reflected as Indebtedness in the balance sheet of the respective Financial Statements (pursuant to the Spanish General Accounting Plan), but which indicate for any entity of the Borrower's Group, certain present and/or future undertakings to which earnings are subject and/or may entail payments. For this purpose, obligations arising from factoring agreements subject to appeal are included, and specifically exclude confirming operations;

PARENT COMPANY refers to General Cable Corporation (a company of American nationality, registered in Delaware on April 22, 1994, domiciled in The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801 (United States of America));

PENALTY RATE refers to the interest rate applicable to those amounts not paid by the Borrower at the time they fall due, calculated in accordance with the terms of Clause 9;

PERIOD FOR DISPOSITION FROM PORTION A refers to the period of six (6) months set forth in Clause 6.8(a), during which the Borrower may make the Dispositions charged to Portion A, as set forth in Clause 6 ;

PERIOD FOR DISPOSITION FROM PORTION B refers to the period set forth in Clause 6.8(b), during which the Borrower may undertake the Dispositions drawn from Portion B, as set forth in Clause 6;

PORTION refers to each of the Portions into which the Financing is divided;

PORTION A refers to the Portion of the Financing for a total amount of fifty million euros (E50.000.000), as a loan and in keeping with the terms of this Agreement;

PORTION B refers to the Portion of the Financing for an amount of up to twenty-five million euros (E25.000.000), as revolving credit, and in keeping with the terms of this Agreement;

PRINCIPAL refers to the Total Amount borrowed by the Borrower in the way of Dispositions, minus, if applicable, amounts amortized or repaid, whether ahead of schedule or not, as set forth in this Agreement;

PRIME RATE refers to the EURIBOR (Euro Interbank Offered Rate) rate of interest, as defined and calculated pursuant to the terms of Clause 8.2;

PRINCIPAL SUBSTITUTE RATE OF INTEREST refers to the rate of interest calculated and applied in accordance with the terms of Clause 8.5;

RATIOS refers to the following ratios Net Financial Debt to Consolidated EBITDA:
Net Financial Debt to Equity;

REAL ESTATE HOLDINGS refers to each of the real estate holdings and buildings completed or in progress, in the attached listing of Real Estate Holdings, and which shall be subject to the Mortgage Agreement;

REFERENCE ENTITIES refers to Banco Pastor, S.A.; Banco Popular Espanol S.A.; and

Caja de Ahorros and Monte de Piedad of Madrid, and any other entities that may become Reference Entities, pursuant to the terms of Clauses 8.10 and 8.13;

SHARE, in relation to each of the Financial Institutions, refers to the percentage of the shares of each institution in the Financing at any given time;

DISPOSITION OR DISPOSITIONS refers, individually or jointly, to the disposition of funds from the Borrower drawn on the Financing, in accordance with the terms of Clause 6;

SPAIN refers to the Kingdom of Spain;

SPANISH GENERAL ACCOUNTING PLAN refers to (i) the system and principles of accounting applicable in Spain, approved by Royal Decree 1643/1990, dated December 20; (ii) the methods and procedures of consolidation applicable in Spain in accordance with Royal Decree 1815/1991, dated December 20; as well as
(iii) any other accounting principles, methods and procedures that may come into force in Spain, pursuant to the applicable legislation at any given moment, throughout the life of this Agreement (in particular, International Financial Reporting Standards, or IFRS). If as a result of the application of new accounting principles, methods and/or procedures in the future (in particular, IFRS) disputes should arise between the Financial Institutions and the Borrower or the Auditor at the time of verifying compliance with the Ratios and other financial volumes (Equity), said Ratios and financial volumes shall revert to being calculated on the basis of the accounting principles, methods and criteria consistently applied by the Borrower's Group on the date of this Agreement;

SPANISH DISPOSITION OF PORTION A refers to the only disposition of funds that the Borrower can make charged to Portion A to acquire the Spanish Shares;

SPANISH SHARES refers to 500,500 Shares amounting to one hundred percent (100%) of the shares of the Spanish Target Company;

SPANISH SECURITY refers to the jus ad rem of a guarantee to be provided by the Borrower (under Spanish law) in favor of the Financial Institutions for the Spanish Shares, as set forth in Clause 23(c);

SPANISH TARGET COMPANY refers to E.C.N. Cable Group S.L., domiciled in Zona Industrial Betono Escalmendi, Pabellon 36, Vitoria (Alava), with CIF (Spanish Tax ID) number B-01225325 and registered in the Mercantile Registry of Alava to volume 737, folio 56, page number VI-4873;

SUBORDINATED DEBT refers to any participative loan subscribed by the Borrower
(i) with a date of maturity subsequent to the Final Date of Maturity and (ii) whose payment obligations (of any kind) are subordinated to the payment obligations of the Borrower under this Agreement, and that is construed for accounting purposes (according to the provisions of Royal Decree Law 7/1996, of June 7 and according to the resolution made by the Accounting Institute and Accounts Auditing of December 20, 1996) as accountable wealth of the Borrower;

SUBSIDIARY SUBSTITUTE RATE OF INTEREST refers to the rate of interest calculated and applied in accordance with the terms of Clause 8.6;

SECURITIES refers jointly to the Spanish Security and the French Security;

SYNDICATION refers to the process of assignment of part of the Share of Banco de Sabadell S.A. (as the sole Financial Institution as of the date of this Agreement) in favor of new Financial Institutions;

SYNDICATION AGREEMENT means everything ascribed thereto in Clause 31.2;

TARGET COMPANIES refers jointly to the Spanish Target Company and the French Target Company;

TEMPORARY FINANCIAL INVESTMENTS refers to temporary financial investments (specifically excluding loans and credits granted by any company of the Borrower's Group and other non-liquid investments of said companies, as defined in the Spanish General Accounting Plan;

TOTAL AMOUNT refers to the overall amount of the Financing, that is, seventy five million euros (E75.000.000);

TOTAL ASSETS refers to the sum of all assets (whether characterized as fixed or liquid assets) of each and every one of the entities comprising the Borrower's Group, at the consolidated level, in accordance with the General Spanish Plan of Accounting

TOTAL FINANCIAL DEBT refers, on any given date, to the sum of indebtedness, Over-the-Counter operations and those involving the Guarantees that have been issued (avoiding duplication of calculations);

TREASURY refers (at the consolidated level of the Borrower1s Group) to the amount resulting from the sum total of the treasury and analogous items, and the Temporary Financial Investments, according to the formulations of said amounts in the Spanish General Accounting Plan;

TWO-THIRDS MAJORITY SHAREHOLDERS refers to all Financial Institutions whose shares at the moment of calculation add up to more than sixty-six point six percent (66.6%) of the total of all Shares;

INTERPRETATION

1.2 Unless the context indicates otherwise, every reference in this Agreement to:

(a) an AGREEMENT, apart from references to this Agreement, also may refer to an assignment, contract, agreement, franchise, license, treaty or undertaking (in every instance, whether verbal or in writing) and as these have been modified from time to time;

(b) the ASSETS of each juridical person is to be construed as a reference to the totality or any part of the business and its business activities, goods, assets and rights (including all rights to receive income);

(c) DEBTS include any obligation (be it present or future, real or contingent, guaranteed or not guaranteed, principal or security, or under any other designation) for the payment of reimbursement of funds.

(d) LAW or LAWS include the customary and legal law, encompassing the Constitution, Laws, Decree Laws, Royal Decrees, Legislative Royal Decrees, Orders, judgments, legislation, Ordinances, Regulations, statutes, treaties or other legislative measures of Spain or in any other jurisdiction, any instrument of international law, and of the European Community, or any present or future directive, regulation, injunction or requisition;

(e) EUROS or E are to be understood to refer to the legal tender in the countries that at any given moment comprise the Economic and Monetary Union; and

(f)  times given are understood to be in Barcelona time

The titles and table of contents are included merely for ease of reference.

                     (REST OF PAGE LEFT INTENTIONALLY BLANK)

                                   SECTION II
                                    FINANCING

2. AMOUNT

TOTAL AMOUNT

2.1 The Financial Institutions finance the Borrower a total amount of seventy-five million Euros (E75,000,000), divided into two (2) Portions (Portion A and Portion B) and the Borrower accepts it, within the terms and conditions of this Contract, which will expire, except for the anticipated resolution, on the Final Due Date.

2.2 The Borrower commits to repay the Total Amount and to pay the interest, commissions, taxes, late interests and any other chargeable expense due to any other item as a result of this operation until it is totally paid, as provided in this Contract.

AMOUNT OF PORTION A

2.3 The Financial Institutions give the Borrower Portion A the amount of fifty million Euros (E50,000,000) as a loan.

Portion A will only be available to the Borrower under three (3) dispositions (First and Second French Disposition of Portion A and the Sole Spanish Disposition of Portion A), so the amounts of Portion A that are not available after disposing of the Dispositions charged to Portion A and the amounts reimbursed by the Borrower to the Financial Institutions with regard to Portion A may not be disposed again by the Borrower nor will increase the Amount of Portion B, in such a way that:

(a) The Amount of Portion A which is not disposed by the Borrower after the Dispositions charged to Portion A (First and Second French Disposition of Portion A and Sole Spanish Disposition of Portion A); and

(b) The amounts reimbursed due to Ordinary Amortization or Expected Amortization (voluntary or mandatory) of Portion A will appropriately reduce the Amount of Portion A (proportionally reducing the Total Amount automatically) and will not be made available by the Borrower nor will they increase the Amount of Portion B.

AMOUNT OF PORTION B

2.4 The Financial Institutions give the Borrower Portion B, in the amount of up to twenty-five million Euros (E25,000,000), as a revolving credit line ("revolving").

The quantities of the Amount of Portion B that have not been disposed of at the date the Period of Disposition of Portion B ends and the amounts provided by the Borrower, the reduction of the Amount of Portion B in accordance with the terms of Clause 12.1 as below, will appropriately reduce the Amount of Portion B (proportionally reducing the Total Amount automatically) and will not be made available again by the Borrower nor will they increase the Amount of Portion A.

3. PURPOSE

3.1 The Total Amount will be solely and exclusively destined to:

(a) With regard to the amount of the First and Second French Disposition of Portion A, the financing of the acquisition of French Shares;

(b) With regard to the amount of the Sole Spanish Disposition of Portion A, the financing of the acquisition of Spanish Shares; and

(c) With regard to the amount of Portion B, the partial financing of the Borrower's general corporate needs.

3.2 The Financial Institutions (through the Agent) may, even if they are not under obligation to do so, request from the Borrower a written confirmation of the application of the Total Amount that the Borrower has disposed of to the effect provided in the preceding clause. The Borrower must provide the appropriate written confirmation (or if it were so required, a notarial act) prepared by a duly authorized representative within five (5) business days of the date of receipt of the appropriate written request from the Agent (following the instructions of the Financial Institutions, if that were the case).

4. DURATION

4.1 This Contract will continue to be in force until the Loan Maturity Date, without prejudice to the possibility of claiming the rights derived from it beyond the referenced date to conform to this Contract.

On said date, the Borrower must have made the payment of the totality of the amounts due for any reason by virtue of this Contract, all without prejudice to the possibility, or if applicable, the obligation to reimburse those amounts in advance, to conform the terms of this Contract.

5. SYNDICATION

DISTRIBUTION

5.1 In the event that there is a Syndication, it is stated from this moment that each one of the Financial Institutions will participate in the Total Amount, proportional to their Shares (which is found preceding their name, in the last column on the right of enclosed) and, except if it is otherwise disposed between the Financial Institutions, each Financial Institution will participate in every Disposition conducted with a charge against a Portion, proportionately to their appropriate Shares of that Portion.

JOINT RIGHTS AND RESPONSIBILITIES

5.2 The rights and responsibilities of each one of the Financial Institutions derived from this Contract are joint and, therefore, totally independent. Therefore, the nature, range, characterization or exceptions that can come between them with regard to the Shares of a Financial Institution will not affect in any way or extend the Shares of the rest of the Financial Institutions.

Without prejudice to the statements expressly outlined in this Contract, the rights of each one of the Financial Institutions may be executed by each Financial Institution with total autonomy and independence with regard to all the other Financial Institutions.

Each Financial Institution may conduct acts of extrajudicial nature leaning toward the conservation and defense of their own rights and those of the other Financial Institutions, but they must inform the Agent of that in writing. Every Financial Institution may judicially exercise with exclusivity their own rights, within the terms of Clause 21.

In the event that any Financial Institution, in spite of the commitments acquired by this Contract, did not make available the funds committed by their own virtue to the Agent, that would not effect the rest of the Financial Institutions, which will only be obligated to make available to the Agent the funds that have been committed on an individual basis and that they consequently are not, under obligation to assume the appropriate part to the non-compliant Financial Institution; all without prejudice to the actions and exceptions that the appropriate Borrower may have toward the non-compliant Financial Institution.

6. DISPOSITIONS, PRIOR CONDITIONS AND PERIOD OF DISPOSITION

NOTICE OF DISPOSITION

6.1 The Dispositions need to be requested by the Borrower by sending Notices of Disposition to the Agent.

Any Notice of Disposition will be signed by a duly authorized representative of the Borrower and will be presented by the latter to the Agent (in a form equal to the model incorporated in this Contract as enclosed) at least five (5) business days in advance of the date in which the Disposition will be effective (the DATE OF DISPOSITION, as defined in the model of Notice of Disposition attached).

If the amount requested under the Notice of Disposition is greater than the Total Amount, the Notice of Disposition will not be valid and will be rendered as not issued. In the same way, any Notice of Disposition which, individually or in conjuction with others issued and not reimbursed, is greater than the Amount of Portion A or the Amount of Portion B (as appropriate), will not be valid and will be rendered as not issued.

In the Notice of Disposition, the Borrower must specify that on the Date of Disposition all the previous conditions included in Clause 6.3 will be met.

Any Notice of Disposition validly presented to the Agent will be irrevocable.

INFORMATION TO ATTACH TO NOTICE OF DISPOSITION

6.2 Along with the appropriate Notice of Disposition, the Borrower will deliver to the Agent (unless it has been previously delivered and there is a return receipt from the Agent):

(a) If it is the first Notice of Disposition:

     (i) a copy of the due diligence reports (due diligence) prepared with regard to the acquisition of the Target Companies, to the satisfaction of the Agent;

     (ii) the original certification of the Borrower, signed by the duly authorized person(s) in accordance with the provisions of the Commercial Registry Regulation, in certification of the agreements adopted by (1) the sole member of the Borrower and (2) the Board of Directors of the Borrower approving the terms of this Financing and the signing of this Contract and other additional and/or supplementary documents to same;

     (iii) the original certification of the Borrower, signed by the duly authorized person(s) to that effect, in which the Net Financial Debt/Consolidated EBITDA is credited (including those of the Target Companies) and has been (and will be after the Disposition is carried out) less than three point five (3.5);

     (iv) the original certification of the Guarantor (either of the board or the assembly of partners or shareholders, administrative council or a combination of both, or any other, in accordance with the applicable legislation) in which the authorization granted to the Guarantor is expressed granting them the Guarantee within the terms of this Contract;

     (v) the original certification of the Borrower, signed by the duly authorized person(s) to that effect, in which it is credited that (i) at the date of the Notice of Disposition (inclusively), an Assumption of Default has not been produced nor will it be produced as a consequence of the requested Disposition; and (ii) that at the Date of the Disposition, all prior requirements indicated in Clause 6.3 have been met; and

     (vi) a copy of the documents that credit (to the satisfaction of the Agent) the ability of the party signing the Notice of Disposition;

(b) In reference to the Notice of Disposition of the Sole Spanish Disposition of Portion A, in addition to the conditions established in Section (a), the Borrower must present a copy of the sales/purchase contract of the Spanish

     Shares that must compile, to the satisfaction of the Financial Institutions, the necessary guarantees of coverage of the possible hidden liabilities; and

(c) In reference to the ulterior Notices of Disposition (either charged to the same Portion or to other Portions)

     (i) a copy of the documents that credit (to the satisfaction of the Agent) the ability of the party signing the Notice of Disposition; and

     (ii) the original certification of the Borrower, signed by the duly authorized person(s) to that effect, in which it is credited that at the Date of Disposition, all the previous conditions indicated in Clause 6.3 will be met.

If the Notice of Disposition (i) substantially differs from what is indicated in 0enclosed or does not meet in any way the characteristics outlined in Clause 6.1; or (ii) is not delivered to the Agent along with the previously referenced documentation; or (iii) if on the Date of Disposition, none of the conditions outlined in the following Clause 6.3 (unless it(they) have(has) been waived in writing by the Agent, following the instructions of the Financial Institutions), such Notice of Disposition will be considered as not issued (and the Agent will immediately notify the Borrower of this), and the Financial Institutions will then not be obligated to make the amount requested in the Notice of Disposition available to the Borrower.

CONDITIONS PRIOR TO THE DISPOSITIONS

6.3 The Dispositions will be in effect within the terms of this Clause 6, as long as the following conditions are met:

(a) The appropriate Notice of Disposition meets the characteristics referenced in Clause 6.1;

(b) The Borrower has delivered the appropriate Notice of Disposition to the Agent in accordance and along with all the other documentation referenced in Clause 6.2; and that

(c)  Up to the time of the appropriate Date of Disposition:

     (i) No Assumption of Default has been produced (and particularly, an Adverse Change of Circumstance has not been produced), or will be produced as a consequence of the requested Disposition; and

     (ii) Each one of the statements compiled in this Contract continues to be an exact and truthful representation of the reality of the situation at the Date of the Disposition, as if it were formulated on that date by reference to the existing events and circumstances at this time.

AMOUNT OF THE DISPOSITIONS

Second French Disposition of Portion A and Sole Spanish Disposition of Portion A

6.4 The Borrower may conduct the second French Disposition of Portion A and/or the sole Spanish Disposition of Portion A during the Period of Disposition of Portion A for a maximum aggregate amount of twenty million Euros
(E20,000,000), taking the following limits into account.

(a) the maximum allowable amount under the second French Disposition of Portion A shall be eleven million Euros (E11.000.000); and

(b) the maximum allowable amount under the Spanish Disposition of Portion A shall be nine million Euros (E9.000.000).

In the event that it is the last day of the Period of Disposition of Portion A, and the Borrower has not made a disposition of the total preceding amount, Portion A will remain cancelled by the amount which has not been disposed of, consequently reducing the Amount of Portion A.

The Borrower must present a receipt (through notarial certificate of receipt) for the amount delivered to them through the second French Disposition of Portion A and through the sole Spanish Disposition of Portion A within five (5) business days following the finalization of the Period of Disposition of Portion A.

Dispositions to be charged to Portion B

6.5 The Borrower may carry out Dispositions to be charged to Portion B during the Period of Disposition of Portion B, as long as all the conditions outlined below are met:

(a) The amount of any Disposition requested to be charged to Portion B must add up to, as a minimum, three million Euros (E3,000,000) and, if it is greater, it should be a multiple of one million Euros (E1,000,000); and

(b) The Borrower may not have more than five (5) live Dispositions to be charged to Portion B at a given time during the life of the Financing.

In the event that on the last day of the Period of Disposition of Portion B, the Borrower has not disposed in their totality of the Amount of Portion B, Portion B will remain cancelled by that non-disposed of amount, consequently reducing the Amount of Portion B.

COMMUNICATIONS SENT TO THE FINANCIAL INSTITUTIONS

6.6 Once the Agent has received a Notice of Disposition validly completed in accordance with the previous clauses, the Agent will let the Financial Institutions know no later than by eleven o'clock (11:00) on the next business day after they have received it in accordance with this Contract, indicating the appropriate amount to each

Financial Institution according to their Shares of the appropriate Portion, as well as (if applicable) the Interest Period chosen by the Borrower for said Disposition.

Each Financial Institution will make available to the Agent the appropriate amount in accordance with their Shares in the appropriate Portion, no later than by eleven o'clock (11:00) on the appropriate Date of Disposition and in the way outlined in the following Clause 13.2.

The Agent will only be obligated to deliver to the Borrower the amounts actually entered by the Financial Institutions.

Once the Agent has received a Notice of Disposition in accordance with Clause
6.1 and the conditions established in 6.3 have been met, the Agent will deliver to the Borrower (on the appropriate Date of Disposition) the amount received from the Financial Institutions with regard to that Notice of Disposition, through an installment to the Account of the Borrower, charged to the appropriate Portion.

THE FINANCIAL INSTITUTIONS' INABILITY TO OBTAIN FUNDS

6.7 In the event that it is impossible for any Financial Institution to obtain and make available to the Borrower (through the Agent) the amounts committed by virtue of this Contract due to unavoidable events or circumstances very exceptional or beyond their control that affect the money market for installment deposits in Euros:

(a)  Said Financial Institution(s):

     (i) Will immediately let the Agent know (so they can let the rest of the Financial Institutions and the Borrower know) about that(those) circumstance(s); and

     (ii) Will not assume any responsibility, in accordance with the dispositions in Article 1.105 of the Spanish Civil Code;

(b) The Agent (after consulting with the rest of the Financial Institutions) and the Borrower will negotiate in good faith the possible alternatives to adopt to make it possible to continue with the Financing; and

(c)  In the event that:

     (i) The affected Borrower, the Agent and the Financial Institution(s) agree; or

     (ii) A possible alternate solution is not obtained within thirty (30) calendar days after the start of the negotiations

     The Shares of said affected Financial Institution(s) will be automatically extinguished, and the Borrower must return to that(those) Financial Institution(s) as many amounts pending return under this Contract as appropriate within a maximum term of fifteen (15) calendar days, starting on the date of the agreement between the Borrower, the Agent and the Financial

     Institution(s) affected, or, if applicable, starting on the day of finalization of the thirty (30) day term referenced in the preceding section (ii).

PERIODS OF DISPOSITION

6.8 The Borrower may send Notices of Disposition (in accordance with the disposition in this Clause 6):

(a) To be charged to Portion A, during a period of six (6) months starting on the date of this Contract; and

(b) To be charged to Portion B, starting on the date of this Contract for up to one (1) month prior to the Loan Maturity Date of Portion B (excluded).

FIRST FRENCH DISPOSITION OF PORTION A

6.9 In this act, the Borrower requests that the Financial Institution make available the amount of thirty million euros (E30,000,000) to be charged to Portion A, for the payment of the purchase price of the French Shares (the first French Disposition of Portion A).

For those purposes, and to comply with the disposition in the preceding Clause 6.3, the Borrower delivers the following documentation to the Agent:

(a) a copy of the due diligence reports (due diligence) prepared with regard to the acquisition of the French Target Company, at the satsifaction of the Agent;

(b) the original certification of the Borrower, signed by the duly authorized person(s) in accordance with the provisions of the Commercial Registry Regulation, in certification of the agreements adopted by (1) the sole member of the Borrower and (2) the Board of Directors of the Borrower approving the terms of this Financing and the signing of this Contract and other additional and/or supplementary documents to same;

(c) the original certification of the Borrower, signed by the duly authorized person(s) to that effect, in which the Ratio of Net Financial Debt/Consolidated EBITDA is credited (including the French Target Company) and has been (and will be after the first French Disposition of Portion A) less than three point five (3.5); and

(d) the original certification of the Guarantor (either of the board or the assembly of partners or shareholders, administrative council or a combination of both, or any other, in accordance with the applicable legislation) in which the authorization granted to the Guarantor is expressed to sign this Contract and, specifically granting them the Guarantee within the terms of this Contract.

Likewise, with regard to the first French Disposition of Portion A conducted in this same Contract, the Borrower declares to the Agent that (i) to date (inclusive) no Assumption of Default has been produced or will be produced as a consequence of the first French Disposition of Portion A requested; and (ii) that at today's date (the Date of Disposition of the first French Disposition of Portion A) each condition(s) previously indicated in the preceding clause 6.3 have been met.

Through this Contract, the Borrower instructs the Agent to, once the amount of the first French Disposition of Portion A is entered in the Borrower's Account, make a transfer for the amount of, E68,418,418.06 for the payment of all French Shares, to the following account:

Account Holder: Sagem Communication
Banko: Societe Generale, Paris Etoile Enterprises
Account: 30003-03175-00020229842-27
IBAN: FR76 30003 03175 00020229842 27
Swift: SOGEFRPP

By following the instructions of the Borrower, the Agent accepts the Notice of Disposition contained in this Clause and commits to enter the referenced amount of the first French Disposition of Portion A in the previous account on the date of this Contract The Borrower presents a receipt of the amount of the first French Disposition of Portion A

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                                       30

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                                       31

                                   SECTION III
                           INTEREST AND LATE INTEREST

7. INTEREST PERIODS

DURATION UNTIL THE DATE OF SYNDICATION

7.1 For the period from the date of this Contract until the Date of Syndication, the Interest periods that will apply will be of one (1) month, for Dispositions conducted and charged to Portion A or charged to Portion B before the Date of Syndication.

Without prejudice to the above, any Dispositions issued prior to the Date of Syndication will bear a last Interest Period (prior to the Date the Union is established) of such an extension that will finalize on the Date of Liquidation and Payment of Interest which corresponds to the Date of Syndication, even if that implies that said duration needs to be set in months and/or weeks and/or days.

DURATION AFTER THE DATE OF SYNDICATION

7.2 For purposes of accrual and liquidation of interest, the life of the Financing will be divided in Interest periods, as follows:

(a) With regard to the Dispositions conducted and charged to Portion A before the date of Syndication, they will have a duration of six (6) months, starting on the Date of Syndication; and

(b) With regard to the Dispositions to be charged to Portion B, conducted starting on the Date of Syndication, each Interest Period will have a duration of one (1), two (2), three (3) or six (6) months (as chosen by the Borrower), starting on the appropriate Date of Disposition.

     For the purposes of informing the Borrower of the selection with regard to the term of each Interest Period:

     (i) For the first Interest Period pertaining to each Disposition conducted and charged to Portion B, the Borrower must communicate the term chosen in the appropriate Notice of Disposition; and

     (ii) For ulterior Interest periodss pertaining to the Dispositions to be charged to Portion B, the Borrower must notify within at least five
          (5) business days prior to the date of commencement of the start of the next Interest Period pertaining that Disposition. Failure in notifying will signify that the Borrower has chosen the same term applied to the Disposition due in the preceding Interest Period.

     The Agent, as soon as they are aware of that selection, will notify the rest of the Financial Institutions.

The disposition in this clause will be extended without prejudice to the establishments in the following Clauses 7.3 and 8.5 through 8.7.

ADJUSTMENTS TO THE DURATION OF THE INTEREST PERIODS

7.3 The duration of the Interest Periods will be adjusted as follows:

(a) The first Interest Period of each one of the Dispositions will start on (and include) the date on which the requested funds are entered in the Account of the Borrower (the Date of Disposition, in accordance with the definition included in the Notice of Disposition) and will expire, without prejudice to the dispositions in the preceding sections, on the last day of the pertinent Interest periods (excluded);

(b) Each subsequent Interest Period will start on (and include) the date on which the immediately preceding Interest Period finalizes. To compute the different Interest periods, the first day included and the last day included will be extended;

(c) If an Interest Period finalizes on a date which is not a business day, the expiration date of said Interest Period will be moved to the next immediate business day (without prejudice to the dispositions in Clause 13.4);

(d) In any case, all the Interest Periods will be of such duration that they will finalize (except if they have previously finalized, conforming to the terms of this Contract) on the Date of Refund (of the appropriate Portion) immediately after the start of the appropriate Interest Period, even if that implies that said duration needs to be set in months and/or weeks and/or days;

(e) Any Interest Period that otherwise would extend beyond the Date of Expiration of Portion A or Portion B (as appropriate), will be of such a duration that it will finalize on the Date of Expiration of Portion A or Portion B (as appropriate), even if that implies that said duration must be established in months and/or weeks and/or days; and

(f) If an Interest Period were extended or reduced due to the disposition in the following Clause 13.4, the subsequent Interest Period will end (without prejudice to the application of the preceding sections) on the day of the same number of the one in which the preceding Interest Period should have ended if it had not been extended or reduced.

8. INTEREST RATES

ORDINARY INTEREST RATE

8.1 The Ordinary Interest Rate applicable to the Principal will be calculated by the Agent, by adding the applicable Margin to the Basic Rate (EURIBOR).

8.2 It is understood that EURIBOR is the rate of gross interest, obtained by adding the two components indicated below (without rounding):

(a) the EURIBOR Rate for deposits in Euros for a term equal to the Interest Period used (in accordance with the preceding Clause 7) which results from the REUTERS screen, "EURIBOR01" page, as a quoted Rate at eleven o'clock (11:00) on the second business day immediately preceding the date of commencement of the following Interest Period. The REUTERS screen, on the "EURIBOR01" page, is the one that reflects the content of the "EURIBOR01" page on the REUTERS MONITOR MONEY RATES SERVICE (or any other page that may replace it in this service).

     In the absence of rates as stated in the preceding paragraph, we will be, on the EURIBOR Rate for deposits in Euros of amounts and periods equal to the ones referenced in the preceding paragraph, resulting from the "TELERATE" screen (BRIDGE TELERATE, formerly Dow Jones Markets), on page 248 (or any other page that may replace it in this service) at eleven o'clock (11:00) on the second business day immediately preceding the date of commencement of the next Interest Period; and

(b) The taxes, brokerage fees, expenses and commissions that the Financial Institutions need to satisfy because they have obtaining the resources necessary for this type of operations in accordance with the standard practice in the banking market.

If, as a consequence of the application of Clause 7.3, any Interest Period should have a different duration than that of the terms of the deposits in Euros for which, in accordance with the preceding section (a), there are rates of EURIBOR, the interest rate applicable to that Interest Period will be calculated through the lineal interpolation of the two (2) EURIBOR rates pertaining the immediately preceding period and the period immediately after, for which there is a quote.

The second business day immediately preceding the date of commencement of each Interest Period, the Agent will proceed to perform the calculation of the Ordinary Interest Rate applicable to that Interest Period and will communicate it simultaneously to the Borrower and the Financial Institutions within the same day of the calculation.

MARGIN

For Dispositions charged to Portion A

8.3 The initial amount of the Margin applicable to the Basic Rate for the Dispositions charge to Portion A will be one hundred basic points (1%).

Said initial Margin may vary in the function of the evolution of the Ratio of Net Financial Debt/Consolidated EBITDA, according to the following table:

RATIO OF NET FINANCIAL DEBT/CONSOLIDATED EBITDA   MARGIN
-----------------------------------------------   ------
                  Ratio > 3.5                      1.50%
             3.5 = or > Ratio > 3.0                1.35%
             3.0 = or > Ratio > 2.5                1.20%
             2.5 = or > Ratio > 2.0                1.00%
                Ratio < or = 2.0                   0.80%

For the purposes of applying the new Margin, the calculation of the referenced ratio will be conducted annually and will be credited through the Auditor's annually issued certificate in accordance with the Clause 20.1(a), therefore applying the new Margin (if necessary) during the Interest Period commencing after the referenced Auditor's certificate is received by the Agent.

Margin of Portion B

8.4 The initial amount of the Margin applicable to the Basic Rate for the Dispositions charged to Portion B will be of seventy basic points (0.70%).

Said initial Margin may vary in the function of the evolution of the Ratio of Net Financial Debt/Consolidated EBITDA, according to the following table:

RATIO OF NET FINANCIAL DEBT/CONSOLIDATED EBITDA   MARGIN
-----------------------------------------------   ------
                  Ratio > 3.5                      1.00%
             3.5 = or > Ratio > 3.0                0.90%
             3.0 = or > Ratio > 2.5                0.80%
             2.5 = or > Ratio > 2.0                0.70%
                Ratio < or = 2.0                   0.60%

For the purposes of applying the new Margin, the calculation of the referenced ratio will be conducted annually and will be credited through the Auditor's annually issued certificate in accordance with the Clause 20.1(a), therefore applying the new Margin (if necessary) during the Interest Period commencing after the referenced Auditor's certificate is received by the Agent.

SUBSTITUTE INTEREST RATES

Principal Substitute Interest Rate

8.5 In the event that it were impossible to determine, because of circumstances of those markets, the Ordinary Interest Rate applicable to the referenced Interest Period, a variable principal substitute interest will be applied during that Interest Period (the PRINCIPAL SUBSTITUTE INTEREST RATE), which will be equal to the arithmetic average of the interest rates facilitated by the Entities of Reference on the day of commencement of the pertinent Interest Period for deposits in Euros in the interbank market for one (1), two (2), three
(3) or six (6) months of duration (according to the applicable term or the one chosen by the Borrower in accordance with the preceding Clause No. 7), plus Margin, brokerage, expenses, commissions and taxes. The rate determined will be applied starting on the same day it is determined.

Subsidized Substitute Interest Rate and Entities of Reference

8.6 Assuming that it is not possible to determine the Principal Substitute Interest Rate in accordance with the establishment in the preceding Clause 8.5, a Subsidized Substitute Interest Rate will be applied (the SUBSIDIZED SUBSTITUTE INTEREST RATE), determined as established in the following paragraphs:

(a) The Agent will calculate the Subsidized Substitute Interest Rate applicable by adding the Margin to the Substitute EURIBOR; and

(b) By "Substitute EURIBOR", it is understood, for the purposes of this Contract, the EURIBOR rate for deposits in Euros for which there is a quote (preferably the nearest one, rather than the most remote one), incremented by any tax or charge which liens or may lien this type of operation in the future, plus the brokerage expenses or any other type of applicable expense.

Application of the Substitute Interest Rate (Principal or Subsidized)

8.7 In the case of application of Substitute Interest Rates (Principal or Subsidized) as many Substitute Interest Rates as liquidations will be practiced, each one corresponding with the amount of days of application of the Substitute Interest Rate (Principal or Subsidized, as appropriate), and the Borrower needs to satisfy them at the end of the duration of the substitute period.

The application of the Substitute Interest Rates referenced in the preceding clauses will cease at the time the exceptional circumstances which may have induced their application disappear, and there will be another application of the Ordinary Interest Rate as soon as the circumstances of the market allow it, after an immediate notification from the Agent to the Borrower and the Financial Institutions.

To apply the Ordinary Interest Rate again, the process to determine the Ordinary Interest Rate, as established in Clause 8.2, will be restarted two (2) business days in which the Substitute Interest Rate would be applied, prior to the expiration of the Interest Period then in force.

In those cases in which, due to the application of a Substitute Interest Rate, a Interest Period other than the one initially provided as established in Clause 7 was used, at the time in which the exceptional circumstances which would have made them applicable, the duration of the next Interest Period will be adjusted so the expiration coincides with the end of the Interest Period, which, if it were not due to those circumstances, would be in force at this time.

ACCRUAL AND LIQUIDATION OF INTEREST

8.8 The Principal will accrue interest daily, favoring the Financial Institutions, at the rate of interest established in this Contract.

Said interest will liquidate and become demandable, without being required, on the appropriate Date of Liquidation and Payment of Interest.

To calculate the interests to be liquidated on each Date of Liquidation and the Payment of Interest, we will use as a base a year consisting of three hundred and sixty (360) days, and that interest will be calculated based on the exact number of calendar days in each case.

COMMUNICATION OF THE APPLICABLE INTEREST RATE

8.9 Both the Ordinary Interest Rate as well as the Substitute Interest Rate (Principal and Subsidized) will be communicated by the Agent to the Borrower and the rest of the Financial Institutions simultaneously, on the same business day they are determined in accordance with this Contract.

In case there is an error shown in the calculation of the interest rate applicable, it may be proven at any time in the current Interest Period and it will be corrected by the Agent immediately, and that correction will be in effect starting on the initial date of application of the wrong rate.

ENTITIES OF REFERENCE

Omission by an Entity of Reference

8.10 Supposing any of the Entities of Reference did not provide a quote statement, the one applied will be the rate resulting from the application of the simple arithmetic average of the rates stated by, at least, two (2) of the remaining Entities of Reference.

Mergers and demergers of Entities of Reference

8.11 In the event that any of the Entities of Reference merges with any credit entity or is absorbed by another, the new resulting or absorbing one will substitute it, for the purposes provided in this Contract. If, on the other hand, the demerger of any of the Entities of Reference were produced, all the entities resulting from the demerger that continue to be credit entities will be considered Entities of Reference.

Substitution of Entities of Reference

8.12 Any of the Entities of Reference may be substituted by another entity through an agreement between the Borrower and the Agent (a pact expressly accepted by the remaining parts of this Contract).

New Entity of Reference

8.13 If any Entity of Reference acquires a Share in the Financing (including, as an example, through acquisitions as a result of merging or demerging processes), or disappears:

(a)  It will cease to be an Entity of Reference; and

(b) The Agent will appoint, as soon as it is reasonably possible, another financial institution to be an Entity of Reference, as a substitute for the Entity of Reference ceasing (a pact expressly accepted by the remaining parts of this Contract).

EQUIVALENT ANNUAL RATE

8.14 For informational purposes, and in accordance with the establishments in Circular 8/1990 of Banco de Espana (Bank of Spain), it is stated that the equivalent annual rate (TAE) for nominal interest rate applicable to the Financing, will be determined according to the formula found in Enclosure V of the referenced Circular, published in the Official Newsletter of the State No. 226, dated September 20, 1990, in accordance with the new denominations of the mathematical symbols contained in Circular 13/1993, dated December 21, which is expressly held as reproduced.

9.   PENALTY RATE

Without prejudice to the resolution right established in Clause 21, if any of the payments which will be made by the Borrower (or the Guarantors if applicable) for any reason are not made on the date set forth in this Contract, the amounts pending payment will produce a penalty rate resulting from an increase of two hundred basic points (2%), the interest rate applicable every time, favoring the Financial Institutions and without any need of a prior claim.

The penalty rate calculated will accrue on a daily basis, based on a year of three hundred and sixty (360) days, starting from the first day (inclusive) until the date of the whole payment of the amounts accrued, due, demandable and not paid by the Borrower (or the Guarantors if applicable) under this Contract. The amount of the late interest calculated will be liquid, due and demandable to the Borrower (and the Guarantors if applicable) on a daily basis.

10.  CAPITALIZATION

According to the disposition in Article 317 of the Commercial Code, the parties convene in the day-to-day capitalization of the ordinary interest due and not satisfied, which will accrue new interests of the Late Rate in conformity with Clause 9. In the same way, the late interest due and not satisfied will also be capitalized amongst each other, equally accruing interests on the appropriate Late Rate.

Without prejudice to the above, the Borrower and the Guarantors will indemnify the Financial Institutions for any losses they may incur by not receiving the payments on the date on which they should have been made in accordance with this Contract, as long as the failure in receiving the payments is directly the fault of the Borrower (or, if applicable, of any Guarantor).

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                                       39

                                   SECTION IV
                 ORDINARY AMORTIZATION AND EXPECTED AMORTIZATION

11.  ORDINARY AMORTIZATION

OF PORTION A

Of the first French Disposition of Portion A

11.1 The amount of the first French Disposition of Portion A shall be reimbursed by the Borrower as indicated in the following table:

DATE OF REIMBURSEMENT       AMOUNT       % OF AMORTIZATION
---------------------       ------       -----------------
June 22, 2006           E2,142,857.14        7.14285%
December 22, 2006       E2,142,857.14        7.14285%
June 22, 2007           E2,142,857.14        7.14285%
December 22, 2007       E2,142,857.14        7.14285%
June 22, 2008           E2,142,857.14        7.14285%
December 22, 2008       E2,142,857.14        7.14285%
June 22, 2009           E2,142,857.14        7.14285%
December 22, 2009       E2,142,857.14        7.14285%
June 22, 2010           E2,142,857.14        7.14285%
December 22, 2010       E2,142,857.14        7.14285%
June 22, 2011           E2,142,857.14        7.14285%
December 22, 2011       E2,142,857.14        7.14285%
June 22, 2012           E2,142,857.14        7.14285%
December 22, 2012       E2,142,857.18        7.14285%
TOTAL                   E  30,000,000            100%

Of the second French Disposition of Portion A and of the sole Spanish Disposition of Portion A

11.2 The amount of the second French Disposition of Portion A and the amount of the sole Spanish Disposition of Portion A shall be reimbursed by the Borrower in fourteen (14) equal semester amortizations of capital (each one of them, a DATE OF REIMBURSEMENT), the first Date of Reimbursement taking place starting six (6) months after the set Date of Disposition.

Common Considerations for the amortization of Portion A

11.3 The Agent will deliver to the Financial Institutions on the appropriate Date of Reimbursement and with the same value date, the appropriate amount relating to their respective Shares in Portion A (except for those Financial Institutions that have been attributed the condition of subordinate creditors due to a creditor statement), by an installment on the account delivered to the Agent. If the Agent receives a repayment smaller than the one due, they will proceed to distribute the amount really perceived between the Financial Institutions proportional to their Shares in Portion A, without prejudice to the appropriate actions of each Financial Institution to recover the difference.

Assuming the application of a decrease in the Amount of Portion A (due to Advanced Payment or another reason), such a reduction will proportionately decrease the amount amortized on each Date of Reimbursement.

OF PORTION B

11.4 The Borrower will reimburse the Amount of Portion B on the Loan Maturity Date of Portion B (that is, on December 22, 2010).

The Agent will deliver to the Financial Institutions on the appropriate Date of Reimbursement and with the same value date, the amortized amount ordinarily charged to Portion B (except for those Financial Institutions that have been attributed the condition of subordinate creditors due to a creditor statement), by an installment on the account delivered to the Agent. If the Agent receives a repayment smaller than the one due, they will proceed to distribute the amount really perceived between the Financial Institutions proportional to their Shares in Portion B, without prejudice to the appropriate actions of each Financial Institution to recover the difference.

11.5 Notwithstanding the establishment in the preceding Clause 11.4, the Borrower may reimburse any of the amounts they might have disposed of charged to Portion B, taking into consideration that said reimbursement:

(a) Must be communicated to the Agent with at least, ten (10) business days prior to the Date of Liquidation and Payment of Interest pertaining said Disposition, charged to Portion B; and

(b) The Expected Amortization will not be considered as voluntary, and therefore, it will not decrease the Amount of Portion B and the Borrower may use again the funds reimbursed, charged to Portion B, in accordance with the establishments in Clause 6.

12. EXPECTED AMORTIZATION

VOLUNTARY EXPECTED AMORTIZATION

12.1 Without prejudice to the provision in the preceding clause, the Borrower may amortize in advance the totality or part of the Principal under Portion A and may partially reduce (or totally cancel) the Amount of Portion B, without affecting the Amount of Portion A in any way, as long as it is done subject to the following:

(a) There is a written notice delivered to the Agent a minimum of ten (10) business days in advance;

(b) That the funds are used by the Borrower for the voluntary Expected Amortization or (i) have been generated by the own business of the Borrower or any of its Affiliates, or (ii) have directly or indirectly been contributed by the Parent Company (through the Borrower's capital expansions or through a Subordinate Debt) or (iii) from refinancing with Banco de Sabadell S.A.;

(c) Be in the amount of a minimum of one million Euros (E1,000,000) or any amount higher, multiple of five hundred thousand Euros (E500,000) except in the case that (i) the Principal of Portion A or the live balance of Portion B (if applicable) is less than one million Euros (E1,000,000) or (ii) dealing with an Expected Amortization of the totality of the Principal of Portion A or of the live balance of Portion B (if applicable), in which case, the voluntary Expected Amortization must be made by the whole amount of that Principal pending or live balance (as appropriate); and that

(d) The Date of Voluntary Expected Amortization coincides with a Date of Liquidation and Payment of Interest.

12.2 The voluntary Expected Amortization (of any of the Portions) will not accrue any commission in favor of the Financial Institutions, as long as it is in accordance with the conditions established in the preceding Clause 12.1. Otherwise, the voluntary Expected Amortization will accrue a commission of one hundred basic points (1%) on the amortized amount.

MANDATORY EXPECTED AMORTIZATION

12.3 The Borrower will be obligated to amortize the Principal pending in advance of Portion A:

(a) By an amount equivalent to the net amount perceived from any separation operation or disposition of the assets (other than those that constitute the ordinary traffic of activity) of any partnership of the Borrower's Group that assumes a cashier's entry for any partnership (individually or jointly) of the Borrower's Group greater than five hundred thousand Euros (E500,000) in a same social exercise, except if said amounts are reinvested in business-related assets within a term of six (6) months since the date of separation or disposition;

(b) By an amount equivalent to the net amount from any separation operation or disposition of the assets (other than those which constitute the ordinary traffic of activity) of any partnership of the Borrower's Group that assumes a cashier's entry for any partnership (individually or jointly) of the Borrower's Group greater than five hundred thousand Euros (E500.000) in a same social exercise, except if said amounts are reinvested in business-related assets within a term of six (6) months since the date of separation or disposition;

(c) By an amount equivalent to the surplus amount of the insurance indemnities collected by any partnership of the Borrower's Group, with regard to the assets of any partnership of the Borrower's Group that has not been reinvested when restituting the assets that generated said indemnities within a term of six (6) months from the date in which said indemnity was received (in accordance with the statement in Clauses 19.1(k)) and 19.3
     (h); and

(d) By an amount equivalent to the amount that the Borrower (as long as they are acquiring the Target Companies), any Target Company, any other partnership of the Group of the Borrower or the Parent company receives as an execution of guarantees and/or indemnities granted by the sellers of the Target Companies with regard to their acquisition by the Borrower. Notwithstanding the above, the amounts received because of that and that are not destined to cover the payments of contingencies which need to be made by any of the Target Companies in consideration of the guaranteed items will only be subject of Expected Amortization.

12.4 The Borrower's payment of the amounts for mandatory Expected Amortization will be made during the following Dates of Mandatory Expected Amortization:

(a) With regard to the amounts mentioned in Clauses 12.3(a) and 12.3(b) above, within five (5) business days following the end of the period of six (6) months referenced in those clauses;

(b) With regard to the amounts mentioned in Clause 12.3(c), within five (5) business days from the end of the term of six (6) months referenced said Clause; and

(c)  With regard to the amounts referenced in Clause 12.3(d), within the five
     (5) business days following the receipt of those amounts.

The Borrower must notify the Agent with a minimum of five (5) business days in advance of the mandatory Expected Amortization, as well as that amount, in accordance with the disposition in Clause 12.3. If the Date of the Mandatory Expected Amortization is not a Date of Liquidation and Payment of Interest, the establishment in Clause 16.1 will be applied.

The Mandatory Expected Amortization will not accrue any commission in favor of the Financial Institutions.

EFFECTS OF EXPECTED AMORTIZATION

12.5 The Expected Amortization (voluntary or mandatory) of the Financing will be definite in nature, therefore, starting on the appropriate Date of Expected Amortization (voluntary or mandatory), the Borrower may not dispose of the amounts affected by any of them, consequently reducing the commitment of the Financial Institutions, when it comes to their Shares, or, if applicable, completely finalizing those Shares.

In the case of Expected Amortizations (voluntary or mandatory), once the Expected Amortization is received by the Agent, it will be irrevocable and binding with the Borrower. If the Borrower defaults its amortization commitment (or reduces it, if it were the case) the appropriate amount for which it should have done it in accordance with the terms of this Contract, that circumstance will be considered an Assumed of Default and it will be acted upon as provided in Clause 21.

Simultaneously, with any Expected Amortization, the Borrower must pay the Agent, in favor of the Financial Institutions, the interest accrued (if applicable), and all the other amounts due to the Financial Institutions because of the amount of the actual Expected Amortization in question (including any amount payable applying the indemnities contained in Clause 22).

At the same time of reception in the Borrower's Account, the Agent will apply the amounts obtained by virtue of the Expected Amortization (mandatory or voluntary) in the priority order stated in the following Clause 15.

From the expected amortized amounts (voluntary or mandatory), the Agent will deliver to the Financial Institutions on the appropriate Date of Mandatory (or Voluntary, as appropriate) Expected Amortization and with the same value date, the appropriate amount proportional to their respective Shares in the appropriate Portion (except for those Financial Institutions that have been attributed the condition of subordinate creditors due to a creditor statement), by an installment on the account delivered to the Agent. If the Agent receives a repayment smaller than the one due, they will proceed to distribute the amount really perceived between the Financial Institutions proportional to their Shares in the appropriate Portion, without prejudice to the appropriate actions of each Financial Institution to recover the difference.

If as a consequence of the payment of an Expected Amortization, a total amortization of the Financing is produced, the Borrower must pay the Agent (besides the appropriate amount for Expected Amortization) the totality of the amounts owed for anything under this Contract.

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                                       45

                                    SECTION V
              PAYMENTS, COMPENSATION, DISTRIBUTION, IMPUTATION AND
                                    RECOVERY

13.  PAYMENTS

BY THE BORROWER AND THE GUARANTORS

13.1 All the payments that need to be made by the Borrower (or, if applicable, by the Guarantors) in favor of any of the Financial Institutions will be made in Euros, no later than ten o'clock (10:00) on the date they are considered due by virtue of this Contract, valued on that same date, according to the rules of value applicable, without the need of a prior requirement (except if it is expressly determined otherwise in this Contract), through a charge that the Agent (for which the Borrower expressly and irrevocably authorizes them) will enter in the Borrower's Account on the date on which each payment is owed.

Any payment that the Borrower (or, if applicable, the Guarantors) makes or is obligated to make as a consequence of this Contract will be rendered as perceived by the Financial Institutions when the actual payment of the amount is made to the Agent.

The Agent must remit to each Financial Institution (in Euros and on the same date value as the date of the appropriate charge) the appropriate amount of the payment made according to their Shares in the appropriate Portion, remitting it to the account that the referenced Financial Institution has previously communicated to the Agent.

BY THE FINANCIAL INSTITUTIONS

13.2 Except in the case of a pact stating otherwise, all the amounts the Financial Institutions need to give the Borrower in accordance with this Contract will be remitted in Euros no later than eleven o'clock (11:00) on the appropriate day, either to the Agent's OMF 0081 account at the Banco de Espana, through the EBA (European Banking Association) or through TARGET (Trans-European Automated Real-Time Gross Settlement Express Transfer Systems) to the "swift" account of the Agent indicated in Clause 36.3.

If the Agent made available to the Borrower any amount not placed unconditionally at the disposition of the Agent by any Financial Institution, the Borrower, immediately and after notifying the Agent, will reimburse that amount to the Agent, along with the interest accrued up to the reimbursement of the appropriate Ordinary Interest Rate in accordance with this Contract.

If at any time and in any way (including the compensation of balances), any Financial Institution receives amounts from the Borrower (or, if applicable, from the Guarantors) - excluding the cases of individual judicial or extrajudicial claim provided in this Contract - because of a payment of an obligation derived from this Contract or received by the Agent, because of the Financing, amounts greater than those that are proportionally appropriate, they will be obligated to give the Agent the


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excess of the funds received so that they can distribute them with the same date value of receipt among the other Financial Institutions in the appropriate proportion of the appropriate Share in the appropriate Portion, except to those Financial Institutions that because of creditor statement are attributed the condition of subordinate creditors.

The possible rights of the Financial Institutions to obtain payments from the Borrower based on reasons or obligations other than those contained in this Contract will not be affected by the statement previously made.

TAXES AND WITHHOLDINGS

13.3 All the payments that will be made by the Borrower (or, if applicable, by the Guarantors) according to this Contract, either for the Principal, interest, commissions, expenses or any other item, will be considered net and without a deduction or withholding (either due to compensation, rights, charges or any other title), unless the reduction or withholding is required by law. In this case, the Borrower (or, if applicable, the Guarantor) must:

(a) Verify that the deduction or withholding does not exceed the minimum legally required amount;

(b) Immediately pay the Agent, in favor of the Financial Institution(s) in question, the additional amount necessary to ensure that the net amount received by each Financial Institution is equal to the total amount they would have received if the deduction or withholding had not been produced;

(c) Pay the tax authorities or other competent authorities within the term of payment allowed by the applicable laws, the whole amount of the deduction or withholding (including, without prejudice to what has been stated before, the total amount of any deduction or withholding of the additional amount necessary to pay to obtain the result pursued by this clause); and

(d) Deliver to the Agent, in favor of the Financial Institution(s) in question, within the allowed term determined by the pertinent laws:

     (i) An official letter of payment issued by the competent tax authorities, regarding all the amounts deducted or withheld; or

     (ii) If the competent tax authorities did not issue letters of payment with regard to the payments made by the deducted or withheld amounts, an equivalent certificate or evidence of the destination and execution of the deduction or withholding in question.

The Financial Institutions will do everything reasonably possible and particularly will comply with the formalities legally necessary (and as long as an additional cost to the Financial Institution is not assumed) for the purposes of lessening the tax effects of this operation for the Borrower.


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

DATE

13.4 Every payment obligation which, for any reason, is due on a day that is not a business day, will be due on the next immediate business day. If the next business day determined falls on the next month, it will be due on the immediately preceding business day.

14.  COMPENSATION AND PROPORTIONAL DISTRIBUTION

COMPENSATION

14.1 The Borrower and the Guarantors expressly and irrevocably enable the Financial Institutions to make the installments and charges necessary to apply them to the payment of any amounts (liquid, due and demandable) owed by the Borrower (and/or, if applicable, the Guarantors) by virtue of this Contract:

(a) The balances in favor of the Borrower (or, if applicable, of the Guarantors) may exist in the possession of the Financial Institutions, either in checking accounts, savings accounts or any other type of account;

(b) Any other amount or credits which, while belonging to the Borrower (or, if applicable, to the Guarantors) are in possession of the Financial Institutions, or that need to be satisfied; and

(c) Any other deposit, including deposits of values, present or future, that the Borrower (or, if applicable, the Guarantors) may have established in the main headquarter or at any branch of any of the Financial Institutions (consequently including the faculty of anticipating the expiration of term deposits for the purposes of proceeding with the compensation established in this clause), consequently being able to make the installments and charges necessary when applying this paragraph.

The obligations and the liquid credits, due, demandable and reciprocal derived from this Contract will be automatically extended and compensated in the concurrent amount. With regard to the values of all kinds (including the shares) referred in this clause, the Borrower and the Guarantors expressly and irrevocably authorize the Financial Institutions (as the irrevocable nature of the empowerment is necessary to comply with this Contract) so that the appropriate Financial Institution, as long as any amounts derived from this Contract were pending payment, proceed with the sale for the purposes of compensating, with the amount obtained, the obligations assumed by the Borrower (and, if applicable, by the Guarantors) by virtue of this Contract, which are liquid, due and demandable.

PROPORTIONAL DISTRIBUTION

14.2 If a Financial Institution collects or recovers an amount (except from the Agent) with regard to the amounts owed by the Borrower (or, by the Guarantors executing their respective commitments) in accordance with this Contract (for


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

compensation or other), it must immediately inform the Agent of that amount and of their form of collection or recovery.

After the receipt of a notice according to the preceding paragraph, the Agent, as soon as possible taking into consideration the circumstances, must consult with the Financial Institutions to establish the totals of the total amounts collected or recovered by the Financial Institutions and the payments that will be made between ones and the others, so that the total amount is divided between the Financial Institutions proportional to their respective Shares in the appropriate Portion (except for those Financial Institutions that because of a creditor statement are attributed the condition of subordinate creditors or by applying the provisions of Clause 14.3 below). To that effect, the Financial Institutions will proceed to make the payments as soon as possible, through the Agent and as the Agent requests them to do.

When a Financial Institution makes one of those payments, each payment previously collected by that Financial Institution according to the description in the preceding paragraphs, (either the Borrower or the Guarantors) will be considered (i) made by the Borrower and collected by that Financial Institution as a representative of the Financial Institutions, (ii) that the payments described in this clause will be made, and (iii) that the responsibilities of the Borrower to each one of the Financial Institutions will be determined as if said payment or payments had been made in accordance with this clause.

When a Financial Institution makes one of these payments, the disposition in the preceding paragraph will not be applicable if, as a result of it, the Borrower's debt (or that of the Guarantors, while executing their respective commitments under this Contract) to the Financial Institution, by ruling of the law or any other circumstance, must be reputed as extinguished, liquidated or satisfied by the amount collected or recovered (for example, because of compensation). In this case, it will be considered that this payment has been made on behalf of the Borrower (or the Guarantors, executing their respective commitments under this Contract) meeting the obligations derived by this Contract for the purposes of determining:

(a) The responsibilities of the Borrower (or of the Guarantors, if that were the case) to the Financial Institutions (other than the responsibilities toward the Financial Institution that makes that payment or payments); and

(b)  The responsibilities amongst the Financial Institutions.

As long as by virtue of that payment the Financing is liquidated, the Borrower (or if applicable, the Guarantors) will leave the Financial Institution totally indemnified for that payment or payments.

Every amount that the Borrower (or the Guarantors, while executing their respective commitments under this Contract) must pay will be payable starting on the date that the Financial Institution makes the payment or payments derived from this clause, accruing interest starting on that date and, for those purposes and all other purposes of this Contract, will be treated in the same way as all the other amounts due when applying this Contract, as if they were with regard to the Shares of the Financial


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

Institution benefiting from the indemnity referenced in the preceding paragraph (even if the debt derived from said Share needed to be reputed as extinguished, liquidated or totally or partially satisfied).

The parties will make the payments and adopt the measures that are fair and equal to readjust the position of the parties if a Financial Institution, once they have followed the procedures required above, were obligated to return any amount to the Borrower (or to the Guarantors, if that were the case).

OMISSION OF PETITION FOR BANKRUPCY

14.3 Those Financial Entities that, having right to same and having been required to that effect by the Agent, did not want to petition for the bankrupcy of the Borrower, will not be permitted to participate in any of the proportionate distributions of said amounts that, in said case, were received by the Financial Entities who did petition for bankrupcy and that correspond to the priviledge established in Article 91.6 of the Bankruptcy Law.

15.  IMPUTATION OF PAYMENTS

15.1 Every payment made by the Borrower (or by any Guarantor, if that were the case) to the Agent in accordance with this Contract will be applied to the payment of the following items and in the same order established below:

(a)  To the late interest;

(b)  To the ordinary interest accrued and due;

(c)  To rates and commissions;

(d)  To expenses and taxes owed;

(e)  To indemnities and increases in cost;

(f)  To procedural expenses and costs imputable to the Borrower's Group; and

(g) To the amount of the Principal pending, starting with the amortization charge most remote in time.

15.2 The imputation of payments will begin with the farthest liquid and demandable debts, which in any case may not be understood that the one made for specific debits may mean the waiver of others even if they are older and derived from the same or other items, unless the Financial Institutions expressly state such a waiver in a written communication from the Agent.

Assuming that within a same item among those listed in this clause, there are different debts due, which are identical in age, the imputation of payments with regard to such debts will be conducted proportional to the amount of each one of them.


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

15.3 The same imputation will be made assuming that the payment, notwithstanding the agreement in this Contract and due to the assurance of extraordinary circumstances, was made by the Borrower (or by the Guarantor, if that were the case) to any of the Financial Institutions, through the Agent, all without prejudice to the prorated distribution that will proceed in that case, in accordance with the establishment in this Contract.

16. RECOVERY

LITIGATION

16.1 If a Financial Institution recovers an amount as a consequence of the compliance or execution of a court order dictated during a process they are a party in, Clause 14.2 will not be applicable in favor of any other Financial Institution that (having the right to do so) did not concur in the process with the Financial Institution in the recovery of that amount and did not give the Agent an advance notice so they can communicate it to the other Financial Institutions.

EXPECTED PAYMENT

16.2 If any Financial Institution, or the Agent on their behalf and representation, receives the totality or any part of the Shares of that Financial Institution for the appropriate Portion, and it has been received prior to the Date of Liquidation and Payment of Interest that should have been received, the Borrower, as requested by the Agent on behalf of the referenced Financial Institution, must make an installment in an amount equal to the payment of additional interest that the Borrower should have paid if the reimbursement was made on the appropriate Date of Liquidation and Payment of Interest, plus the costs incurred by the Financial Institutions as a consequence of the break in the Interest Period.

Each Financial Institution must calculate the above-referenced costs and notify the Agent, who in turn will notify the Borrower, and those amounts will be conclusive (unless there is an error).

NOTIFICATION

16.3 Each Financial Institution must notify the Agent immediately regarding the collection or recovery that the Financial Institution has made of any amount owed and payable to that Financial Institution in accordance with this Contract, and those they may collect or recover other than through the Agent.

Once any of the referenced notices is received, the Agent must forward it as soon as possible to all the other Financial Institutions.

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                                   SECTION VI
                            INTERVENING CIRCUMSTANCES

17.  INTERVENING CIRCUMSTANCES

UNLAWFULNESS

17.1 If the promulgation or modification of any law, or a change in the interpretation or application of a law, makes it unlawful or impossible (i) for any Financial Institution to maintain share acquisition, totally or partially;
(ii) for said Financial Institution to be paid any sum owed to it; (iii) for any Financial Institution to fulfill all or part of its other obligations derived from this contract; or (iv) for said Financial Institution to charge or receive interest at applicable rates, after notifying the Agent:

(a) the Agent shall communicate this fact to the Borrower as soon as the Agent becomes aware of the promulgation, modification or application of a change in the law's interpretation, and the Financial Institution's obligation to participate in the Financing shall be automatically suspended; likewise, the Financing itself shall be suspended; and

(b) if any drawdown has been made, the Borrower shall (upon prior notice and without prejudice to any alternative measures agreed upon by the Borrower, the Agent and the Financial Institution in question) shall make an early payment to the Agent, in favor of the Financial Institution in question, for all of the shares covered by the Financing, by the date which the Financial Institution certifies is required to fulfill the applicable laws, and the Financing shall be partially repaid in regard to the shares of the Financial Institution in question.

INCREASED COSTS

17.2 If, as a consequence of the new laws or rules, or a new interpretation - issued by a competent authority - of current provisions regulating bank activity, the Financial Institutions are faced with a cost increase or a reduction of income derived directly from this Contract, the Agent shall immediately notify the Borrower. The latter shall make payments compensating for said cost increase or income loss (duly justified by the Financial Institutions in a communication from the Agent to the Borrower), to reestablish equivalency with the loans made at the moment this Contract was signed.

The Borrower shall carry out said compensation on each of the dates when payment is made under this contract, by remitting additional amounts based on the well-reasoned statement presented by the Financial Institutions. Among the causes of cost increases or income reductions covered in this Paragraph are, by way of example, the imposition of any obligatory bank rates that may affect the attainment of funds utilized for granting this Financing.


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

Said compensation in favor of the Financial Institutions shall be applied (upon the Financial Institutions' presentation of the corresponding statement) when the operative norm or the supervising authority's decision obliges the Financial Institutions to make such payments toward financing, especially in relation to corporative operations of any kind or the loss of solvency on the part of the Borrower (or any of the Guarantors).

In the case that - as a result of new laws or rules, or a new interpretation, issued by a competent authority, of current legal provisions regulating banking activities - the Financial Institutions benefit from lowered costs or increased income derived directly from this Contract, said lowered costs or increased income shall be transferred to the Borrower.

MARKET INCIDENTS

17.3 During any interest period, in the case that:

(a) none or only one of the Reference Entities can provide notice of an interest rate applicable to the Financing, or in the case that the Agent (after consulting with the Financial Institutions) determines that - due to circumstances that generally influence the money market for deposits in euro - reasonable and suitable means to determine an interest rate applicable to the Financing neither exist nor will exist, in line with Clause 8; or

(b) the Agent is informed by any of the Financial Institutions that there are no deposits in euro available on the money market's regular commercial traffic for deposit in euro for a period equal to that of the subsequent interest period, in sufficient quantities to finance its respective share in the Financing; or

(c) the Agent is informed by the Financial Institutions whose joint share totals more than thirty percent (30%) of the Financing (hereinafter called the AFFECTED FINANCIAL INSTITUTIONS) that the arithmetic mean of the rates offered, to which Clause 8 refers, is not cost effective for them to finance their respective shares during the subsequent interest period, the Agent shall immediately inform the Borrower and each of the Financial Institutions, and

(d) the Borrower shall make advance payments on the Financing to the Agent, in favor of the Financial Institutions [or in the case of Paragraph (c) above, in favor of the Affected Financial institutions] within ten (10) workdays starting at the close of the period of thirty (30) days following the above notification, with the exception that interest earned shall be paid to each Financial Institution or Affected Financial Institution at a rate equal to the margin plus the sum of the amounts, determined by the Financial Institution and reported through the Agent to the Borrower, representing said Financial Institution's cost of maintaining its share starting with the beginning of the period of thirty (30) days to which this paragraph refers. This procedure is overridden if, within a period of thirty (30) days following the above notification, the Borrower and the Agent [in consultation with the Majority Entities or, in the case of Paragraph (c) above, with the Affected Financial Institutions] reach,


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

     through good-faith negotiations, an alternate basis acceptable to the Borrower and the Financial Institutions for continuing the Financing or the Affected Financial Institutions' shares in the Financing (any alternative basis shall be agreed upon in writing and be retroactive to the beginning of the pertinent interest period), and

(e) as long as any accepted alternative basis is in effect, the Agent, after consulting with the Financial Institutions [or, in the case of Paragraph
     (c) above, with the Affected Financial Institutions], shall determine periodically (at least once a month) whether the circumstances that made the application of said basis necessary still exist. If the Financial Institutions determine that they no longer exist, they shall immediately communicate this determination, through the Agent, to the Borrower and each Affected Financial Institution, and the basis shall cease to be in effect on the date specified by the Agent, following consultation with the Financial Institutions or the Affected Financial Institutions (if applicable).


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                                   SECTION VII

                           STATEMENTS AND OBLIGATIONS

18. THE BORROWER'S AND GUARANTOR'S STATEMENTS

THE BORROWER'S STATEMENT

18.1 The Borrower recognizes that each of the Financial Institutions has entered into this Contract and is participating in the Financing trusting fully in the statements formulated by the Borrower in the following terms, and the Borrower declares to each Financial Institution that:

(a) LEGAL STATUS: the Borrower is a corporation that has been properly constituted and functioning in accordance with Spanish legislation; with the operational capacity to enjoy all the rights and duties derived from this Contract; whose corporate purpose permits the establishment of this legal business deal; and which has not filed any request for proceedings regarding bankruptcy, suspension of payments, insolvency or any similar situation, and has no knowledge of circumstances that could result in the need to request the filing of any of the aforementioned proceedings;

(b) CORPORATE STRUCTURE OF THE BORROWER GROUP: on the date this Contract was signed, the Borrower Group possesses the structure indicated in Attachment 5, Chapter A and, following the acquisition of the target companies, will possess the structure indicated in Attachment 5, Chapter B;

(c) STOCK STRUCTURE: the Borrower's current stock structure is the one indicated in Attachment 6;

(d) POWERS AND AUTHORIZATIONS: the Borrower's bylaws include the enabling provisions, and in addition the Borrower has obtained all the necessary authorizations and has followed all the prescribed procedures for the Borrower to own shares, carry out operations as it currently does, and sign and fulfill the agreements contained in this Contract, which is the source of the Borrower's valid and associated obligations, which can be demanded in their own terms;

(e) NONEXISTENCE OF INFRACTION: neither the signing of this Contract nor the fulfillment of any of the agreements contained herein violate or shall violate, constitute or shall constitute a default, exceed or shall exceed or fail to fulfill any limitation, obligation or prohibition on the part of the Borrower or the powers of its representatives, imposed or contained in
     (i) any law, administrative resolution or legal ruling by which the Borrower or any of its assets are linked or affected; (ii) any document or regulation that contains or establishes the Borrower's founding principles; or (iii) any agreement, contract or other instrument to which the Borrower is a party, or which constitutes and obstacle for any of its assets.

     Specifically, the Borrower declares that the signing of this contract, the


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

     drawdown of Financing, or fulfillment of any agreement contained in this Contract or attachments contracts neither violate nor shall violate, neither constitute nor shall constitute default, nor do they exceed or fail to fulfill any aspect of the finance Contracts signed by the Parent Company and discussed in explanation (d) above (depending on the modifications made at any particular time);

(f) FULFILLMENT OF OBLIGATIONS: the Borrower has followed all legislation and norms regulating its business activity, all the applicable tax and social security legislation, as well as the payment obligations discussed in
     Article 2.4.4 of the Bankruptcy Act. At the present time the Borrower has no administrative or judicial claims related to said legislation, and the Borrower has no knowledge of any facts or circumstances that could result in the filing of any inspection procedures and/or claims stemming from potential default of applicable legislation;

(g) CONSENT: except for anything related (i) to formalization of this Contract as a public document; (ii) in regard to mortgages (if applicable), to the establishment of the corresponding mortgage contract as a public deed and its inscription in the pertinent property registration; and (iii) to the establishment of the Securities agreement in a public document and its inscription in the register of Participating Companies or partners (whichever is the case), according to current applicable laws it is not necessary - in order to assure its validity, efficacy or the Borrower's level of responsibilities and obligations, or the rights of the Financial Institutions (or any one of them) derived from this Contract or any related contract - to have any authorization, approval, consent, license, exemption, registration, inscription, presentation or formalization, or any payment for rights or taxes, or action of any other type that has not been obtained or carried out;

(h) TAXES: with the same exception as in the above Paragraph (g), in accordance with current applicable laws, none of the agreements contained in this Contract shall constitute a liability to be taxed by any authority;

(i) NONEXISTENCE OF WITHHOLDING: according to current applicable laws, the Borrower shall not be obliged to make any deduction or withhold any payment related to this Contract;

(j) GOVERNING LEGISLATION: the governing law applicable to this Contract or (in the performance, fulfillment or development of the same) to any other related document or contract (in particular, the mortgage, security and hedge contract) is valid and shall be recognized by the courts in the jurisdiction of the country of application;

(k) IMMUNITY: the Borrower does not have or enjoy any jurisdictional privilege that could impede or hamper the application of the designation of the competent jurisdiction for this Contract or (in the performance, fulfillment or development of this Contract) for any other contract or document related to it


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

     (in particular, the mortgage, security and hedge contract);

(l) LINKED OBLIGATIONS: all the obligations assumed by the Borrower by virtue of this Contract or (in the performance, fulfillment or development of this Contract) any other contract or document related to it (in particular, the mortgage, security and hedge contract) are valid, linked and may be fulfilled under the terms that have been agreed upon;

(m) NONEXISTENCE OF CROSSED DEFAULT: no circumstance has arisen that constitutes, or that through notification or the passage of time would constitute (i) a case of default of this Contract or another other agreement related to it, or (ii) a default or default of the tenor of an contract, agreement or instrument to which the Borrower or any of its assets is linked, affected or hampered;

(n) LITIGATION: except for the litigation listed in Attachment 8, no litigation has been undertaken or is pending, nor is there any pending before any judicial organ, or any arbitration, proceeding or administrative claim against the Borrower or any of its assets;

(o) ECONOMIC INFORMATION: the Borrower's financial statements through December 31, 2004 (the Borrower has delivered a copy of these to the Agent, for its distribution among the Financial Institutions) properly present the Borrower's financial situation and equity up to said date, and have been prepared in accordance with the Spanish General Accounting Plan;

(p) FINANCIAL PROJECTIONS: the financial projections communicated at the present time or in the future by the Borrower to the Agent respond or shall respond to reasonable and good-faith criteria and hypotheses, are based and shall be based on the Borrower Group's recent information, and are or shall be consistent with the General Spanish Accounting Plan;

(q) DISCLOSURE: the Borrower has communicated to the Agent, in their totality and in writing, all the facts of which it is aware or of which it should reasonably be aware, and that should reasonably be communicated to the Financial Institutions (or any of them), in the context of this Contract (including facts that affect Affiliates and Participating Companies), and that information is truthful, correct and complete;

(r) COPIES OF DOCUMENTS: the documents presented in their original form and/or copies, whether or not they are part of the Contract in its respective Attachments, are either the original documents signed by the various parties, or copies that correspond exactly to their respective originals;

(s) ADVERSE CHANGE OF CIRCUMSTANCE: since December 31, 2004, there have been no Adverse Changes of Circumstance related to the Borrower, and the Borrower has no knowledge of any circumstance related to the Borrower Group that could entail any Adverse Changes of Circumstance;

(t) PARI PASSU: except for the real guarantees described in Attachment 7, Chapter


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

     A, no real guarantees or privileges of any kind have been granted, and therefore, on the day this Contract is executed, (i) none of the Borrower's assets is hampered and (ii) none of the Borrower's creditors, nor those of the Parent Company, enjoy any credit preferences related to this Contract, and thus all of them have the status of common creditors (as defined by Spanish law), except for the privileges established by law;

(u) VARIATIONS IN CAPITAL: since December 31, 2004, the Borrower's shareholders meeting has not adopted agreements tending toward a variation of the Borrower's capital stock, nor has the Borrower adopted any agreements tending toward a variation of the capital stock belonging to its Affiliates or Participating Companies (particularly capital reductions with the return of contributions);

(v) NONEXISTENCE OF SPECIAL AGREEMENTS RELATED TO CAPITAL STOCK: on the date of this Contract, there is no agreement, pact or contract in effect (either oral or written):

          (i) by virtue of which the Borrower has offered, or is obliged to offer in the future, purchase options or any other rights over shares representative of capital stock;

          (ii) among the Borrower's current shareholders; nor

          (iii) among the Borrower and its current Participating Companies or persons linked to said Participating Companies; and

(w) ENVIRONMENT: except, albeit only in the manner in which it has been disclosed previously in written form to the Financial Institutions and receipt has been acknowledged by the Agent in accordance with the provisions of the Contract:

          (i) according to its faithful knowledge and understanding, up until the Contract date the Borrower has fulfilled the applicable Spanish, European Union and international norms -including treaties, conventions and protocols - related to environmental pollution (ENVIRONMENTAL LEGISLATION);

          (ii) the Borrower has obtained all the licenses, permits, authorizations, exemptions and other approvals required by Environmental Legislation;

          (iii) the Borrower has not received notification of any claim or requirement based on or stemming from default of any aspect of Environmental Legislation;

          (iv) there are no pending claims or requirements based on or stemming from Environmental Legislation; and


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

          (v) there have been no emissions or spills of any kind that could result in any form of claim or requirement based on or stemming from Environmental Legislation.

18.2 It is understood that the Borrower's declarations in regard to the circumstances at each period shall be repeated and ratified on each of the liquidation and interest payment dates, up to and including the loan maturity date.

GUARANTOR'S STATEMENTS

18.3 The Guarantor recognizes that each of the Financial Institutions has entered into this Contract and is participating in the Financing, trusting fully in the statements formulated by the Guarantor in the following terms, and the Guarantor declares to each Financial Institution that:

(a) LEGAL STATUS: the Guarantor is a corporation that has been properly constituted and functioning in accordance with the legislation of its jurisdiction; with the operational capacity to enjoy all the rights and duties derived from this Contract; whose corporate purpose permits the establishment of this legal business deal; and which has not filed any request for proceedings regarding bankruptcy, suspension of payments, insolvency or any similar situation, and has no knowledge of circumstances that could result in the need to request the filing of any of the aforementioned proceedings;

(b) POWERS AND AUTHORIZATIONS: the Guarantor's bylaws include the enabling provisions, and in addition the Guarantor has obtained all the necessary authorizations and has followed all the prescribed procedures for the Guarantor to own its shares, carry out operations as it currently does, and sign and fulfill the agreements contained in this Contract, which is the source of the Guarantor's valid and associated obligations, which can be demanded in their own terms;

(c) NONEXISTENCE OF INFRACTION: neither the signing of this Contract nor the fulfillment of any of the agreements contained herein violate or shall violate, constitute or shall constitute a default, exceed or shall exceed or fail to fulfill any limitation, obligation or prohibition on the part of the Guarantor or the powers of its representatives, imposed or contained in
     (i) any law, administrative resolution or legal ruling by which the Guarantor or any of its assets are linked or affected; (ii) any document or regulation that contains or establishes the Guarantor's founding principles; or (iii) any agreement, contract or other instrument to which the Guarantor is a party, or which constitutes an obstacle for any of its assets.

(d) FULFILLMENT OF OBLIGATIONS: on the date of this Contract, the Guarantor has followed all legislation and norms regulating its business activity, all applicable tax and social security legislation, without any administrative or judicial claims related to said legislation, and the Guarantor has no knowledge of any facts or circumstances that could result in the filing of any inspection procedures and/or claims stemming from potential default of applicable


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

     legislation;

(e) CONSENT: except for anything related (i) to formalization of this Contract as a public document; (ii) in regard to the establishment of mortgages (if applicable), to the establishment of the corresponding mortgage contract as a public deed and its inscription in the pertinent property registration; and (iii) to the establishment of the Securities agreement as a public document and its inscription in the register of Participating Companies or partners, according to current applicable laws it is not necessary - in order to assure its validity, efficacy or the Guarantor's level of responsibilities and obligations, or the rights of the Financial Institutions (or any one of them) derived from this Contract or any related contract - to have any authorization, approval, consent, license, exemption, registration, inscription, presentation or formalization, or any payment for rights or taxes, or action of any other type that has not been obtained or carried out;

(f) TAXES: with the same exception as in the above Paragraph (e), in accordance with current applicable laws, none of the agreements contained in this Contract shall constitute a liability to be taxed by any authority;

(g) NONEXISTENCE OF WITHHOLDING: in accordance with current applicable laws, the Guarantor shall not be obliged to make any deduction or withhold any payment related to this Contract;

(h) GOVERNING LEGISLATION: the governing law applicable to this Contract or (in the performance, fulfillment or development of this Contract) to any other related document or contract is valid and shall be recognized by the courts in the jurisdiction of the country of application;

(i) IMMUNITY: the Guarantor does not have or enjoy any jurisdictional privilege that could impede or hamper the application of the designation of the competent jurisdiction for this Contract or (in the performance, fulfillment or development of this Contract) for any other contract or document related to it;

(j) LINKED OBLIGATIONS: all the obligations assumed by the Guarantor by virtue of this Contract or (in the performance, fulfillment or development of this Contract) any other document or contract related to it are valid, linked and may be fulfilled under the terms that have been agreed upon;

(k) NONEXISTENCE OF CROSSED DEFAULT: no circumstance has arisen that constitutes, or that through notification or the passage of time would constitute (i) a case of default of this Contract or another other agreement related to it, or (ii) a default or default of the tenor of a contract, agreement or instrument to which the Guarantor or any of its assets is linked, affected or hampered;

(l) LITIGATION: except for the litigation listed in Attachment 8, no litigation has been undertaken or is pending, nor is there any pending before any judicial organ, or any arbitration, proceeding or administrative claim against the Guarantor or any of its assets;


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

(m) ECONOMIC INFORMATION: the Guarantor's financial statements through December 31, 2004 (the Guarantor has delivered a copy of these to the Agent, for its distribution among the Financial Institutions) properly present the Guarantor's financial situation and equity up to said date, and have been prepared in accordance with accounting standards applicable in the jurisdiction of its incorporation;

(n) DISCLOSURE: the Guarantor has communicated to the Agent, in their totality and in writing, all the facts of which it is aware or of which it should reasonably be aware, and that should reasonably be communicated to the Financial Institutions (or any of them), in the context of this Contract (including facts that affect Affiliates), and that information is truthful, correct and complete;

(o) COPIES OF DOCUMENTS: the documents presented in their original form and/or copies, whether or not they are part of the Contract in its respective Appendices, are either the original documents signed by the various parties, or copies that correspond exactly to their respective originals;

(p) ADVERSE CHANGE OF CIRCUMSTANCE: since December 31, 2004, there have been no Adverse Changes of Circumstance related to the Guarantor, and the Guarantor has no knowledge of any circumstance related to the Guarantor's Group that could entail any Adverse Change of Circumstance;

(q) PARI PASSU: except for the real guarantees described in Attachment 7, Chapter B, no real guarantees or privileges of any kind have been granted, and therefore, on the day this Contract is executed, (i) none of the Guarantor's assets is hampered and (ii) none of the Guarantor's creditors enjoy any credit preferences related to this Contract, and thus all of them have the status of common creditors (as defined by Spanish law), except for the privileges established by law;

(r) VARIATIONS IN CAPITAL: since December 31, 2004, the Guarantor's shareholders meeting has adopted agreements tending toward a variation of the Guarantor's capital (particularly reductions with the return of contributions);

(s) NONEXISTENCE OF SPECIAL AGREEMENTS RELATED TO CAPITAL STOCK: on the date of this Contract, there is no agreement, pact or contract in effect (either oral or written):

          (i) by virtue of which the Guarantor has offered, or is obliged to offer in the future, purchase options or any other rights over shares representative of its capital stock;

          (ii) between the Guarantor's current Participating Companies and the Guarantor; nor

          (iii) between the Guarantor and its current Participating Companies or persons linked to said Participating Companies; and


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

(t) ENVIRONMENT: except, albeit only in the manner in which it has been disclosed previously in written form to the Financial Institutions and receipt has been acknowledged by the Agent in accordance with the provisions of the Contract:

          (i) according to its faithful knowledge and understanding, until the Contract date the Guarantor has fulfilled the applicable Environmental Legislation;

          (ii) the Guarantor has obtained all the licenses, permits, authorizations, exemptions and other approvals required by Environmental Legislation;

          (iii) the Guarantor has not received notification of any claim or requirement based on or stemming from non-fulfillment of any aspect of Environmental Legislation;

          (iv) there are no pending claims or requirements based on or stemming from Environmental Legislation; and

          (v) there have been no emissions or spills of any kind that could result in any form of claim or requirement based on or stemming from Environmental Legislation.

18.4 It is understood that the Guarantor's declarations in regard to the circumstances during each period shall be repeated and ratified on each of the liquidation and interest payment dates, up to and including the loan maturity date.

19. COMMITMENTS OF THE BORROWER AND THE GUARANTOR

THE BORROWER'S GENERAL COMMITMENTS

19.1 Starting with the execution date of this Contract and so long as it remains in effect and the obligations derived from this Contract have not been totally satisfied, the Borrower agrees:

Information obligations

(a)  to deliver to the Agent (for distribution among the Financial
     Institutions):

     (i) within the first thirty (30) days of each fiscal year, the annual budget for the activities of the Borrower Group during the fiscal year in question;

     (ii) its Financial Statements as soon as they are available, and always within one hundred and eighty (180) days after the close of the fiscal year, properly audited by the Auditor;

     (iii) its Consolidated Financial Statements as soon as they are available, and always within one hundred and eighty (180) days after the close of the


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

          fiscal year, properly audited by the Auditor.

     In addition, along with the Consolidated Financial Statements and the corresponding Auditor's report, the Borrower shall deliver to the Agent:

          (A) the certificate issued by the Auditor regarding the verification of the Ratios and Equity, in accordance with the provisions of Clause 20.1(a); and

          (B) the certificate of the Borrower Group's share composition and structure, issued by the Borrower's chief certifying authority (established by the Mercantile Registration Regulations), in accordance with Clause 20.1 (c);

          (C) a certificate issued by the Auditor in regard to possible Affiliates that should be considered Material Affiliates for the purpose of this contract, in accordance with Clause 20.1 (d);

          (D) an annual report prepared by the Borrower and containing the following information related to the fiscal year discussed by the corresponding Consolidated Financial Statements:

               (I) comments on the Borrower Group's income and, if said income (individual or consolidated) is lower than foreseen, a reasoned explanation of the causes of said deviation;

               (II) a detail of the expenses incurred by the Borrower Group and, if said expenses (individual or consolidated) are higher than foreseen, a reasoned explanation of the causes of said deviation; and

               (III) a detail and comments on the deviations from the Business
                    Plan and the annual budget [delivered to the Agent by virtue of Paragraph (i) above] and, if these are significantly higher than foreseen, a reasoned explanation of the causes;

     (iv) on a semestral basis, its individual and consolidated financial statements (containing the balance, profit and loss account and cash flow statement) along with the corresponding Ratios certification and other financial figures (according to Clause 20.1(b) as follows), as indicated below:

          (A) as soon as they are available, and always within ninety (90) calendar days after December 31 of each year, the referenced financial statements will be prepared according to the last twelve (12) months that end on said December 31;


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

          (B) as soon as they are available, and always within ninety (90) days after June 30 of each year, the mentioned financial statements will be prepared based on the last six (6) previous months ending on said June 30 (notwithstanding that the calculation of set Ratios must be made on the basis of twelve (12) months ending on the mentioned June 30); and

     (v) within a period of thirty (30) calendar days after the Agent issues the written notice (when required by the Financial Institutions), all the additional information requested by the Agent, considering it relevant for the purposes of this Contract.

     Likewise, the Borrower agrees that the Financial Statements presented by the Borrower in accordance with this paragraph shall be prepared to conform to the General Spanish Accounting Plan;

b) to state the intended use of the funds from drawdowns that have been carried out, if required by the Agent in accordance with this Contract;

(c) to immediately notify the Agent of the existence of an Assumed Default, or circumstances that may result in an Assumed Default (including but not limited to any situation, notification, claim, communication, summons, or citation by any administrative, judicial or other agency regarding any lawsuit, hearing, claim or legal process that could affect the Borrower or any corporation belonging to the Borrower Group, that could adversely affect the Borrower or the Borrower Group), as soon as it becomes aware of said conditions, and to provide the Agent with complete details of the measures that the Borrower adopts, or considers adopting, to remedy or mitigate the effect of the Assumed Default in question, or of other related measures;

(d)  to deliver to the Agent, for its distribution among the Financial Entities:

     (i) no later than January 5, 2006, a new legal opinion issued by Blank Rome LLP (based on the signed version of this Contract), confirming that the signing of this Contract and the granting of the Financing does not suppose nor shall it suppose a supposed breach of the contracts mentioned in Exhibi
     (D) above, all in accordance with the Agent;

     (ii) no later than February 15, 2006, a new version of the Business Plan (complete and reviewed by a prestigious and recognized international firm), at the satisfaction of the Agent); and

     (iii) no later than February 28, 2006, a new valuation report of the Properties -except for property numbers 2,346, 2,226, 2,232 and 2,233 registered under the Sant Feliu de Llobregat Property Registry- (for a minimum global valuation amount of eighty six million one hundred thousand euros (E86,100,000)), without any safeguards, objections or conditions made by the adjuster (except those


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     referring to the lack of registration in the Property Registry -not represented- of instruments granted for the amendment of the mentioned safeguards, conditions and objections by the adjuster);

Corporate prohibitions and limitations

(e) not to accept (directly or through its Affiliates) the dissolution, liquidation or transformation of the Borrower, any Guarantor and/or any Affiliate or Participating Company (except for transformations of corporations into limited liability companies and vice versa), and to do everything possible to prevent the above, as well as not to accept the modification of its corporate purpose to include activities distinct from the current ones. Likewise, the Borrower agrees not to accept (and to do everything possible to prevent) the Borrower's merger with or spin-off from the Guarantor or any of its Affiliates or Participating companies, or the takeover of subsidiaries or any type of corporation, business or entity.

     Any of the aforementioned operations shall require the prior authorization of the Financial Institutions (written consent issued by the Agent).

(f) not to accept (and to do everything legally possible to prevent such acceptance) the reduction of the capital stock belonging to the Borrower, the Guarantor and/or any Affiliate or Participating Company through the return of contributions, nor to distribute any amount to the Borrower's partners for any purpose except the distribution of dividends or financing reimbursements granted by the Parent Company [which shall be subject to the provisions of Clause 19.2(b)];

Fulfillment of obligations

(g)  to maintain control over the Guarantors and Affiliates at all times;

(h) to fulfill, on their own terms, this Contract, its guarantee documents and Hedge Contract; to do everything possible so that the Guarantors and Affiliates make all the necessary agreements (or abstain from making agreements) to prevent any possible non-fulfillment of this Contract; not to impugn the Contract and its documents, or allow any Guarantor, Affiliate, administrator or representative (even a legally designated one) to impugn them before any authority or court;

(i) to sign the Hedge Contract within a period no longer than two (2) months after the date of this Contract. It is expressly stated that the Hedge Contract must be signed with the Agent;

(j) to assure that the rights of the Financial Institutions derived from this Contract and its additional guarantee documents are given preference, until the provisions of the Contract have been totally satisfied, over any other rights that other third parties may have with the Borrower and/or the Guarantors, except for:


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

     (i)  creditors privileged by law; and

     (ii) the beneficiaries of the guarantees included in Attachment 7, Chapter B (whose preferences and guarantees cannot be improved, increased or extended beyond the form and time period indicated in said Attachment);

     as long as the corresponding debt has not been totally repaid;

(k) to establish and/or maintain (and do everything possible so that the Guarantors establish and maintain) policies insuring their assets with insurance companies whose solvency is well recognized, in accordance with the standard practices in their sector of activity (including civil liability), and to make timely payments on all the premiums for all the insurance policies, as well as providing the Agent with a copy of said policies (when the Agent requires it).

     The Borrower must also inform the Agent of any damage incurred that, according to said policies, entitles the Borrower to request any compensation for an amount larger than five hundred thousand euro (E500,000) from the insurance companies.

     The compensation paid by the insurance companies in amounts higher than five hundred thousand euro (E500,000) as a result of damages covered by policies insuring the Borrower's or the Guarantor's assets and business must be directed toward restitution of the damaged goods (either with new goods that are identical to the damaged ones, or with goods with similar characteristics and used for similar purposes as the damaged ones) within a period of six (6) months of the date on which the corresponding compensation is received.

     In the case that the Borrower or the corresponding Guarantor (1) has not directed the compensation funds received from the insurance companies to the restitution of the damaged goods, in the maximum time period indicated above; or (2) having directed the amount of the aforementioned compensation to the repair and restitution of the damaged goods within the required period of time, some funds corresponding to said compensation remains, the Borrower must direct the amount of money indicated to the continuation of the obligatory Early Payment, under the terms of Clause 12.3:

     (i) in regard to case (1) in the previous paragraph, the whole amount of the compensation received from the insurance companies; and

     (ii) in regard to case (2) in the previous paragraph, the amount of the compensation received from the insurance companies that has not been directed toward the repair and restitution of the damaged goods in both cases, within five (5) workdays following the end of the aforementioned reinvestment period;


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

(l) to obtain, maintain and renew, in the shortest time possible at the appropriate moment - and to deliver to the Agent (if the Agent so requires) as soon as possible - certified copies of any authorization, approval, consent, license, exemption, registration, inscription, presentation or formalization necessary or appropriate to guarantee (i) the correct and normal development of the Borrower's activities; and (ii) the validity, efficacy or level of the Borrower's responsibilities, or the rights of the Agent and the Financial Institutions (or any of them), in line with this Contract or any other related contract, as well as to fulfill their terms, with the Borrower covering all the expenses;

(m) to satisfy all tax, labor and social security norms, and any other that is applicable (particularly Environmental Legislation);

(n) specifically, the Borrower agrees that the registration description of the properties that make up the Real Estate Properties matches with the physical reality of same at all times, and for such purpose, agrees to accept agreements and grant documents (public and/or private) necessary to obtain said consistence (specifically, granting statements for new constructions and groups of properties that affect the Real Estate Properties, taking into account the conditions and comments included by the adjuster in the valuation report of the Real Estate Property submitted to the Agent prior to the signature of this Contract);

Business prohibitions and limitations

(o) except with the prior written authorization of the Agent (following instructions from the Financial Institutions), not to carry out (and to prevent the Affiliates from carrying out) the assignment, transmission, drawdown, sale or transfer of assets (be they material, immaterial, financial or any other kind of assets), except:

     (i)  assets used in the course of normal business; and

     (ii) transferred assets (aside from the previous ones) whose contractual obligation is equal to or less than one million euro (E1,000,000) annually and which have been reinvested in new assets within a maximum period of six (6) months following the transfer date.

     Specifically, it is expressly stated that real estate may not be transferred or taxed in any way without the prior consent of the Financial Institutions (with the Agent's written notification);

(p) not to grant loans, credits or any kind of financing or indebtedness, nor personal guarantees to third parties outside the Borrower Group, except if:

     (i) they have been authorized previously by the Majority Entities (with the Agent's written notification); or

     (ii) they consist of financing to be granted to General Cable Celcat
          Energia


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

          e Teleomunicacoes S.A. or any Affiliate of the Borrower, in which case there shall be no additional restriction; or

     (iii) they consist of financing to be granted to the Parent Company (or any corporation belonging to the group headed by the Parent Company but not part of the Borrower Group), in which case the concession shall be conditioned on fulfillment of the requirements indicated in Clause 19.2(b)(ii);

(q) not to grant to third parties new business or real guarantees covering any assets and/or rights, or privileges of any kind, except:

     (i) those previously authorized by the Financial Institutions (with the Agent's written notification); and

     (ii) those established by law;

(r) not to pay any kind of royalties, consulting honoraria, service commissions, management fee or anything similar to the Parent Company or any corporation belonging to the group headed by the Parent Company;

(s) not to carry out sales operations with the Parent Company, except when (i) they are carried out at market prices; and (ii) the Borrower provides the Agent (prior to the operation in question) with documentation of the terms of said operation and the need to carry it out. The Agent shall distribute said document to the rest of the Financial Institutions which, by agreement among the Majority Entities, may veto the proposed operation, on the basis that it could cause (i) a reduction in the capacity of the Borrower or any Guarantor to meet their obligations under this Contract or (ii) a reduction in the value of the guarantees granted to the Financial Institutions by virtue of this Contract;

(t) not to carry out (and to prevent its Affiliates from carrying out) any acquisition of or investment in entities or businesses outside the Borrower Group, without the prior authorization of the Financial Institutions (with the Agent's written notification); and

(u) not to resolve, cancel, terminate (except under the terms of this Contract), or render ineffective in any way, or modify or permit the modification or any alteration of this Contract or any contract or agreement executed as a result of this Contract (in particular the Hedge Contract).

THE BORROWER'S FINANCIAL COMMITMENTS

19.2 Without prejudice to the fulfillment of the general commitments assumed by the Borrower by virtue of Clause 19.1, the Borrower promises to the Financial Institutions, starting with the execution date of this Contract and so long as it remains in effect and the obligations derived from this Contract have not been totally satisfied:


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

(a)  to fulfill the Ratios and the equity values in the following amounts:(12)

                                                                          2008 AND
      RATIO OR FINANCIAL MAGNITUDE                2005    2006    2007   FOLLOWING
      ----------------------------               -----   -----   -----   ---------
Net Financial Debt / Consolidated EBITDA   --     3.50    2.50    2.00      1.50
Net Financial Debt /Equity                        1.00    1.00    0.75      0.50
Equity (in million Euros)                        145.4   175.9   210.3     249.6

     The fulfillment of Ratios and Equity shall be verified semiannually (on the final date of each semester - that is, every June 30 and December 31), in the following manner:

     (i) in regard to value on December 31 of each year, on the basis of the Consolidated Financial Statements delivered by the Borrower to the Agent, in line with Clause 19.1 (a)(iii), certified by the Auditor, in accordance with Clause 20.1(a); and

     (ii) in regard to value on June 30 of each year, on the basis of the semiannual Consolidated Financial Statements delivered by the Borrower to the Agent, in line with Clause 19.1 (a)(iv), certified by a duly authorized representative of the Borrower, in accordance with Clause 20.1(b).

          In regard to the fulfillment of the Ratios and magnitudes on June 30 of each year, the values assigned to said Ratios and magnitudes for the previous fiscal year shall be applied;

(b) not to distribute (and to prevent any Guarantor from distributing) any funds to direct or indirect partners (including distributions of reserves, premiums and other funds), except for:

     (i) cash flow among corporations within the Borrower Group, directed only to the transfer of funds to the Borrower, to meet obligations stemming from this Contract; and

     (ii) distribution of dividends or interest payments, or reimbursement of principal for loans granted by the Parent Company, or any other corporation belonging to the group headed by the Parent Company but not included in the Borrower Group. (For the purposes of this clause, these are called INTRA-GROUP LOANS).

          Dividend distribution by the Borrower and the payment of any funds as Intra-Group Loans shall be subject to the following limitations. Dividends (resulting from profits earned in the previous fiscal year)


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

          may only be distributed, and Intra-Group Loans for any amount may be paid only when:

          (A) the maximum aggregate amount from these two categories (dividends and Intra-Group Loan reimbursement) does not exceed fifty percent (50%) of the after-tax consolidated profits of the fiscal year ending before the payment or distribution;

          (B) the ratio of the Net Financial Debt and the Consolidated EBITDA is less than two (2), before and after the payment. To verify the fulfillment of this condition, the Borrower must deliver to the Agent a certificate issued by the Auditor based on the most recent financial statements (annual or semiannual) delivered to the Agent in conformity with Clause 19.1(a); and

          (C) from the date when the decision is made to make the distribution or payment to the date when the distribution or payment are made, there has been no Assumption of Default; and

(c) not to incur (and to prevent its Affiliates from incurring) any debt (on the consolidated level) that could constitute the default of any of the Ratios.

THE GUARANTOR'S COMMITMENTS

19.3 Starting with the execution date of this Contract and so long as it remains in effect and the obligations derived from this Contract have not been totally satisfied, the Guarantor promises the Financial Institutions:

Information obligations

(a) to deliver to the Agent (for distribution among the Financial Institutions):

     (i) its Financial Statements as soon as they are available, and always within one hundred and eighty (180) days after the close of the fiscal year, properly audited by the Auditor (when this may be required legally, in accordance with legislation applicable in the founding jurisdiction), and prepared in conformity with the accounting standards applicable in the founding jurisdiction;

     (ii) its semiannual financial statements as soon as they are available, and always within forty-five (45) calendar days following the end of semester (and prepared in conformity with the accounting standards applicable in the founding jurisdiction); and

     (iii) within a period of thirty (30) calendar days after the Agent issues the written notice (when required by the Financial Institutions), all the additional information requested by the Agent, considering it relevant for the purposes of this Contract.


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

(b) to immediately notify the Agent of the existence of an Assumed Default, or circumstances that may result in an Assumed Default (including but not limited to any situation, notification, claim, communication, summons, or citation by any administrative, judicial or other agency regarding any lawsuit, hearing, claim or legal process that could affect any Guarantor or any corporation belonging to the Borrower Group that could adversely affect any Guarantor and Affiliate), as soon as it becomes aware of the circumstances, and to provide the Agent with complete details of the measures that the Guarantor adopts, or considers adopting, to remedy or mitigate the effect of the Assumed Default in question, or of other related measures;

Corporate prohibitions and limitations

(c) not to accept (directly or through its Affiliates) the dissolution, liquidation or transformation of any Guarantor and/or any Affiliate or Participating Company (except for transformations of corporations into limited liability companies and vice versa), and to do everything possible to prevent the above, as well as not to accept the modification of its corporate purpose to include activities distinct from the current ones. Likewise, the Guarantor agrees not to accept (and to do everything possible to prevent) the merger with or spin-off from any Guarantor and/or any of its Affiliates or Participating companies, or the takeover of subsidiaries or any type of corporation, business or entity.

     Any of the aforementioned operations shall require the prior authorization of the Financial Institutions (written consent issued by the Agent).

(d) not to accept (and to do everything legally possible to prevent such acceptance) the reduction of the capital stock belonging to any Guarantor and/or any Affiliate or Participating Company through the return of contributions, nor to distribute any amount to the shareholders or partners for any purpose except reductions or distribution whose only purpose is to transfer funds to the Borrower, so the latter may reimburse any payment due under this Contract;

Fulfillment of obligations

(e) to maintain control at all times over the Affiliates belonging to the Borrower Group;

(f) to fulfill, on their own terms, this Contract and the guarantees resulting from it; to do everything possible so that the remaining Guarantors and corporations belonging to the Borrower Group make all the necessary agreements (or abstain from making agreements) to prevent any possible non-fulfillment of this Contract; not to impugn the Contract and its documents, or allow any Guarantor, Affiliate, administrator or representative (even a legally designated one) to impugn them before any authority or court;

(g) to assure that the rights of the Financial Institutions derived from this Contract and its additional guarantee documents are given preference, until the


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     provisions of the Contract have been totally satisfied, over any other rights that other third parties may have with the corresponding Guarantors, except for:

     (i)  creditors privileged by law; and

     (ii) the beneficiaries of the guarantees included in Attachment 7, Chapter B (whose preferences and guarantees cannot be improved, increased or extended beyond the form and time period indicated in said Attachment);

     as long as the corresponding debt has not been totally repaid;

(h) to establish and/or maintain policies insuring their assets with insurance companies whose solvency is well recognized, in accordance with the standard practices in their sector of activity (including civil liability), and to make timely payments on all the premiums for all the insurance policies, as well as providing the Agent with a copy of said policies (when the Agent requires it).

     The corresponding Guarantor must also inform the Agent of any damage incurred that, according to said policies, entitles the corresponding Guarantor to request any compensation for an amount higher than five hundred thousand euro (E500,000) from the insurance companies.

     The compensation paid by the insurance companies in amounts larger than five hundred thousand euro (E500,000) as a result of damages covered by policies insuring the assets and business of the Borrower or any Guarantor must be directed toward the restitution of the damaged goods (either with new goods that are identical to the damaged ones, or with goods that have similar characteristics and are used for similar purposes as the damaged ones) within a period of six (6) months from the date on which the corresponding compensation is received.

     In the case that the corresponding Guarantor (1) has not directed the compensation funds received from the insurance companies to the restitution of the damaged goods, in the maximum time period indicated above; or (2) having directed the amount of the aforementioned compensation to the repair and restitution of the damaged goods within the required period of time, some funds from said compensation remains, the corresponding Guarantor must direct the amount of money indicated to the continuation of the obligatory Early Payment, under the terms of Clause 12.3:

     (i) in regard to case (1) in the previous paragraph, the whole amount of the compensation received from the insurance companies; and

     (ii) in regard to case (2) in the previous paragraph, the amount of the compensation received from the insurance companies that has not been directed toward the repair and restitution of the damaged goods


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          in both cases, within five (5) workdays following the end of the aforementioned reinvestment period;

(i) to obtain, maintain and renew, in the shortest time possible at the appropriate moment - and to deliver to the Agent (if the Agent so requires) as soon as possible - certified copies of any authorization, approval, consent, license, exemption, registration, inscription, presentation or formalization necessary or appropriate to guarantee (i) the correct and normal development of any Guarantor's activities; and (ii) the validity, efficacy or level of any Guarantor's responsibilities, or the rights of the Agent and the Financial Institutions (or any of them), in line with this Contract or any other related contract, as well as to fulfill their terms, with the corresponding Guarantor covering all the expenses;

(j) to satisfy all tax, labor and social security norms, and any other that is applicable (particularly Environmental Legislation);

Business prohibitions and limitations

(k) except with the prior written authorization of the Agent (following instructions from the Majority Entities), not to carry out the assignment, transmission, drawdown, sale or transfer of assets (be they material, immaterial, financial or any other kind of assets), except:

     (i)  assets used in the course of normal business; and

     (ii) transferred assets (aside from the previous ones) whose contractual obligation is equal to or less than one million euro (E1,000,000) annually, and which have been reinvested in new assets within a maximum period of six (6) months following the transfer date.

     Specifically, it is expressly stated that real estate may not be transferred or affected in any way without the prior consent of the Financial Institutions (with the Agent's written notification);

(l) not to grant loans, credits or any kind of financing or indebtedness, nor personal guarantees to third parties outside the Borrower Group, except if:

     (i) they have been authorized previously by the Majority Entities (with the Agent's written notification); or

     (ii) they consist of financing to be granted to the Borrower for the transfer of funds so that the Borrower may meet its payment obligations in accordance with this Contract; or

     (iii) they consist of financing to be granted to the Parent Company (or any corporation belonging to the group headed by the Parent Company but not part of the Borrower Group), in which case the concession shall be


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          conditioned on fulfillment of the requirements indicated in Clause
          19.2(b)(ii);

(m) not to grant to third parties new business or real guarantees covering any assets and/or rights, or privileges of any kind, except:

     (i) those previously authorized by the Majority Entities (with the Agent's written notification); and

     (ii) those established by law;

(n) not to carry out (and to prevent its Affiliates from carrying out) any acquisition of or investment in entities or businesses outside the Borrower Group, without the prior authorization of the Majority Entities (with the Agent's written notification); and

(o) not to resolve, cancel, terminate (except under the terms of this Contract), or render ineffective in any way, or modify or permit the modification or any alteration of this Contract or any contract or agreement executed as a result of this Contract.

20.  CERTIFICATIONS OF FULFILLMENT

20.1 The Borrower (and, if applicable, the corresponding Guarantors) must deliver the following documentation to the Agent:

(a) for the purpose of verifying the Ratios and other financial commitments that must be calculated on the basis of the Consolidated Financial Statements, the Borrower must deliver, along with said documents, a certification signed by the Auditor, establishing the value of the Ratios and the level of Equity;

(b) for the purpose of verifying the Ratios and other financial commitments that must be calculated on the basis of the Borrower's semiannual financial statements, the Borrower must deliver, along with said documents, a certification establishing the value of the Ratios and the level of Equity, and signed by a duly authorized representative of the Borrower;

(c) along with the Consolidated Financial Statements, the Borrower must deliver a certification signed by the secretary of the Borrower's board of directors (or the person with certification authority, in accordance with Article 109 of the current Mercantile Registration Regulations), attesting to:

     (i) the Borrower's direct or indirect involvement in each of its Affiliates and Participating Companies at the close of the previous fiscal year;

     (ii) the Borrower's shareholding structure at the close of the previous fiscal year;

     (iii) the many variations occurring during the aforementioned fiscal year, in


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          regard to the information discussed in the previous Paragraphs (i) and
          (ii); and

(d) for the purpose of verifying the Material Affiliates' possible inventories, in accordance with Clause 19.1(a)(iii)(c), the Borrower must present, along with the Consolidated Financial Statements, an Auditor's certification establishing (for each of the Borrower's Affiliates) the value of each of the parameters that may classify them as Material Affiliates (in accordance with the parameters indicated in the definition of "Material Affiliate").

(e) The Agent may, in a reasonable manner, require the Borrower to issue and present the aforementioned certifications at times different from those previously indicated, and the Borrower shall be obliged to deliver them within the time period reasonably designated by the Agent.

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                                  SECTION VIII
                              DEFAULT AND INDEMNITY

21.  DEFAULT

ASSUMPTION OF DEFAULT

21.1 The following make up an assumed default of this Contract:

(a) NON-PAYMENT: should the Borrower not pay any amount due which is subject of this Contract on the set date. Likewise, any non-payment by any of the Guarantors (if any), once it is required to pay in view of any payment obligation assumed by them in accordance with this Contract;

(b) DEFAULT OF OTHER OBLIGATIONS OF THIS CONTRACT: if the Borrower (or any Guarantor, if applicable) does not meet any of the obligations which are subject of this Contract (including not meeting the Ratios or any other financial commitment indicated in Clause 19.2), or of any commitment or agreement signed in relation to this Contract (including the Guarantee, Securities and Mortgages) and which are not included in Section (a) of this Clause;

(c) STATEMENTS: if there is any statement, demonstration or request formulated (or accredited as having been formulated) by the Borrower and/or any Guarantor, that appears in this Contract or in any other signed commitment or agreement signed according to this Contract (including the Guarantee, Securities and Mortgages), certification, note, legal report or notification produced in accordance or in connection with this Contract, that results as false, inaccurate, incorrect or incomplete to some substantial aspect, or if said falsification, inaccuracy or omission, to some substantial aspect, were produced after such statements or requests were repeated or ratified at any moment, according to facts and circumstances that may arise at that time;

(d) LACK OF VALIDITY: if any Clause in this Contract were to be invalid or not enforceable, for any reason, and at the sole judgment of the Financial Institutions, same were to alter the economical and/or legal requirements that have been the basis of the consent given to this Contract;

(e) DEFAULT OF OTHER OBLIGATIONS (CROSS-DEFAULT): if (i) any debt owed by the Parent Company, Borrower and/or by any Guarantor and/or by any Affiliate derived from contracts signed with financial entities were to expire, be settled and due and payable according to applicable laws (or subject to be declared as expired, settled or due and payable) earlier than its specific expiry, as long as its annual -individual or added to other previous ones-exceeds (1) seven hundred fifty thousand Euros (E750.000) with regard to the Borrower and/or to any Guarantor and/or any Affiliate or (2) exceeds ten million US dollars (USD 10,000,000), as far as the Parent Company (in both case, unless the Borrower provides sufficient certified documentation -according to Majority


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     Shareholders- of the illegality of said claim); or if (ii) any guarantee formed by the Parent Company, Borrower and/or any Guarantor was not released upon its expiry or if its execution was formally requested; or if
     (iii) the Parent Company, Borrower and/or any of the Guarantors were to default on any obligation or if an infraction is committed within the framework of any document or agreement (including guarantee contracts as supplements to this Contract and the Hedge Contract) that could not be corrected, or if able to be corrected was not corrected under the terms mentioned in the terms established in the mentioned documents or agreements;

(f) ADVERSE CHANGE OF CIRCUMSTANCE: if an Adverse Change of Circumstance should occur;

(g) INSURANCES: (i) should the Borrower and/or any of the Guarantors cease or allow that any of the current insurance policies they have subscribed to (or part of same) cease to be effective or should any of their clauses or conditions not be met (including the payment of the appropriate premiums); or (ii) should the Borrower (and/or any of the Guarantors, if applicable) not fulfil his/her obligation of sending the amount included in the indemnity received for a claim to the restitution of the goods claimed or with prepayment, in accordance with the provisions of Clause 12.3(c);

(h) LEGAL ADMINISTRATOR: if there is any legal administrator assigned with regard to all or part of the business or of the assets of the Borrower and/or of any of the Guarantors, or if any way they are the object of any legal or administrative procedure, as long as they are not released within a period of fifteen (15) calendar days from the date in which the designation or execution was communicated;

(i) DISSOLUTION AND LIQUIDATION: if the Borrower and/or any of the Guarantors were the submit a petition or call a meeting to consider the adoption of a dissolution agreement or, however said dissolution is ordered (unless it involves a corporate restructure approved by the Financial Institutions in writing through the Agent and that, as a consequence, neither the Borrower nor the Guarantors become or are declared to be in default.);

(j) EXPROPRIATION: if for any reason, a government or judicial authority threatens to expropriate or proceeds to effectively condemn any asset of the Borrower or of any Guarantor, the result of which becomes an Adverse Change of Circumstance;

(k) SIMILAR PROCEDURES: if, in any jurisdiction other than Spain, a procedure occurs that is similar to those established in the Bankruptcy Law or in the provisions of sections (h), (i) and (j) previous that, according to the Financial Institutions, negatively affects the execution of this Contract or the capacity of the Borrower to carry out his/her payment obligations under this Contract;

(l) INEFFICIENT GUARANTEES: if any guarantee included in this Contract (specifically, the Securities and Mortgages) or in any other contract related to


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     this one (i) is not formed in accordance with the terms agreed to in same or if is considered to be late; (ii) is modified without prior written consent from all of the Financial Institutions, received through the Agent (or from their counterparts in the corresponding contracts, if applicable);
     (iii) becomes inefficient, is declared null and void, is challenged by the Borrower or any Affiliate or by a third party according to the validity or execution of same; or (iv) results as incomplete under any of its terms, unless, within the period of ten (10) Calendar Days, said guarantee is substituted by an equivalent guarantee to that established in this Contract and considered satisfactory by the Financial Institutions.

     Specifically, not registering the corresponding Mortgages in the appropriate property registry shall be considered an Assumed Default after six (6) months from the date it is granted;

(m) CHANGE OR CEASE OF ACTIVITY: should the Borrower or any Affiliate change or seeks to change the nature or area of its business substantially, suspend or intend to suspend a large portion of the commercial operations that they currently carry out directly or indirectly;

(n) FINANCING DEVIATION: if, for any reason, the Borrower does not apply the Financing for the purpose described in Clause 3;

(o) LEGAL INFRACTION: if the Borrower or any Guarantor violate, infringe upon, not fulfil or in any other way not follow (with actions or omissions) any legal or administrative resolution, or law (giving this term the broadest sense with which it appears in Clause 1.2) that would result applicable to the usual course of its business or to the property, holding, exploitation, use, sale, processing or trafficking, as long as from said default a relevant responsibility is derived which is not completely insured (an aspect that will have to be justified at the satisfaction of the Financial Institutions), or that said default substantially affects the execution of this Contract as considered by the Financial Institutions;

(p) DOCUMENTATION DEFECTS: if any significant defect or omission is detected (from both a formal and material order) in this Contract (or in any other document related to same, specifically, the Securities and Mortgage) in the documentation related to same (or in which same is based) and after communicating this fact to the Borrower the defect or omission was not corrected within seven (7) calendar days after the Borrower receives the corresponding notification.

     Specifically, Supposed Breaches shall be considered as:

          (i) Failure to submit to the Agent the new legal opinion to be submitted by Blank Rome LLP according to the terms indicated in, or outside the period set for such purpose in Clause 19.1(d) above;


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          (ii) failure to submit to the Agent the new Business Plan (at the satisfaction of the Agent) according to the terms indicated in, or outside the set period set for such purpose, in Clause 19.1(d) above;

          (iii) failure to deliver to the Agent the new valuation report of the Real Estate Property (without safeguards or objections), at the satisfaction of the Agent, according to the terms indicated in or outside the period set for such purpose, in Clause 19.1(s) above, and

          (iv) failure to register any document in the Property Registry which were granted to correct safeguards or objections included in the valuation report of the Real Estate submitted to the Agent prior to the signing of this Contract (or failure to register the appropriate prevenion annotation) within sixty (60) Business Days from its first submission (notwithstanding the safeguards referring to the Properties located in Abrera);

(q) CONTROL CHANGE: if at any moment during the validity of this Contract, there is a Change of Control relating to the Borrower or to any Affiliate, unless the Financial Institutions provide prior written authorization for the corresponding operation, as communicated through the Agent; and

(r) NO OPINION BY THE AUDITOR: if according to the Consolidated Financial Statements of the Borrower's Group, or to the Financial Statements of the Borrower or of any Guarantor (i) the Auditor's report shall include any type of condition that references circumstances that could suppose an Adverse Change of Circumstance, or include limitations to the scope; or
     (ii) should the Auditor not issue his/her report relating to said Financial Statements (individual or consolidated) for any reason.

21.2 Under all suppositions of Clause 21.1, immediately or at any later moment, the Financial Institutions may request the Agent to notify the Borrower that the Financing is immediately expired and due and payable, along with the interests accrued and any other amounts that would be due at this time in accordance with this Contract and that result from the certification(s) issued in accordance with Clause 34.

NOTIFICATION

21.3 If the Agent is expressly notified that there is an Assumed Default according to this Contract, the Agent shall immediately notify one of the Financial Institutions.

STATEMENT AND CONSEQUENCES OF EARLY TERMINATION

21.4 Declaring the early termination and early expiry of this Contract, whether due to the decision of the Financial Institutions, or at the request of one or more Financial Institutions, the procedure shall be as established in Clauses
21.5 to 21.8, below.

21.5 Any Financial Institution may notify the Agent of the existence of an Assumed Default and require the Agent to initiate the procedure established in this


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Clause. The Agent may also initiate the procedure on its own, although it shall be obligated as such if the notification of an Assumed Default comes from the Borrower or from any Guarantor. Once the notification of Assumed Default is received, or with the sole decision of the Agent, it shall confirm receipt of the notification the other Financial Institutions as soon as possible, as well as notify them of the immediate initiation of this procedure, specifying which Assumed Default has occurred.

Except for the Assumed Default based in Clause 21.1(a) -Non-payment - (for which there will be no Remedy Period -as set forth below-), the Borrower shall have a period of ten (10) Business Days from the date of receipt of the notification to the Borrower mentioned above (REMEDY PERIOD) to completely and satisfactorily solve the Assumed Default that motivated the start of this procedure, communicating to the Agent, in any case before finalizing the Remedy Period, the actions carried out to solve the mentioned Assumed Default. Once the Agent receives this notification, it shall send it immediately to the Financial Institutions.

21.6 If the Borrower has not solved the Assumed Default after the Remedy Period expires, the Agent shall obtain a decision from the Financial Institutions regarding whether the resolution and early termination will be declared for the Contract. For this purpose, the Agent shall communicate to the Financial Institutions the decision they have made to either resolve or declare the early termination or not, and must therefore communicate this in writing to the Agent within fifteen (15) calendar days (from the date of the communication of the Agent to the Financial Institution mentioned above). The lack of written communication by a Financial Institution to the Agent within the mentioned period of fifteen (15) days on whether it wishes to resolve this Contract shall decide on whether said Financial Institution shall decide to resolve same and declare this Contract terminated.

Should the Financial Institutions decide to resolve and declare the early termination of the Contract, the Agent shall communicate same to the Financial Institutions and such decision shall bind the dissenting Financial Institutions.

21.7 Should the Financial Institutions decide on the resolution and early termination of this Contract, the Agent shall notify the Borrower of such decision within a period of two (2) Business Days from the final date of the fifteen (15) day deadline mentioned in the above clause and would be subject to the following consequences:

(a) the Financing shall be cancelled automatically and closed on the same date in which the early termination is communicated to the Borrower;

(b) within maximum period of three (3) Business Days after the Borrower receives the notification of resolution from the Agent, the Borrower shall be required to pay to the Financial Institutions the principal amount and other amounts due in view of this Contract, taking into account that any pending amount from the date of occurrence of an Assumed Default until the full reimbursement by the Borrower (or by the Guarantors, if applicable) shall


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     accrue interest in favour of the Financial Institutions calculated with late-payment interest, and

(c) in the supposition that the Borrower (and the Guarantors, if applicable) does(do) not pay the amounts due in view of this Contract within the deadline indicated in paragraph (b) above, it shall give sufficient reason to execute any guarantees issued according to this Contract, according to the provisions of Clause 26.2 below.

21.8 If, while assessing an Assumed Default:

(a) after the Agent is required by a Financial Institution to initiate the procedure, in accordance with Clause 21.5, and the Agent does not initiate said procedure within a period of five (5) Business Days from the date of the communication sent by said Financial Institution; or

(b) no decision is made, in any sense by the Financial Institutions within the period established in Clause 21.6; or

(c) the Financial Institutions decide not to declare the resolution and early termination of the Contract; or

(d) after the Financial Institutions declare a resolution and early termination of the Contract and the corresponding legal actions have not been exercised within the period of thirty (30) calendar days from the date of the Accredited notification, mentioned in clause 21.7.

the Financial Institution(s) that would have decided that there is an Assumed Default sufficient enough to declare the resolution and early termination of this Contract, may require that an individual and direct payment be made to the Borrower (and to the Guarantors, if applicable) for the amounts due to said Financial Institutions by the Borrower at this time. Also, the corresponding legal or out of court actions shall be issued for the Financial Institutions, producing the late interest for the unpaid amounts established in this Contract from the date after its expiry. Likewise, in this supposition the amount of the Holding that corresponds to the Financial Institution(s) that would have declared the Contract as resolved shall be reduced automatically.

The amounts reimbursed by the Borrower (or by the Guarantors, if applicable) in view of exercising the individual claim by a Financial Institution shall not be required to distribute proportionally among the other Financial Institutions.

The Financial Institution that decides to file an individual claim based on the terms of this Contract may request that the intervening notary issue new copies of this Contract, with the acceptance from all parties that said new copies shall legalized according to Article 517 of the LEC.


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22. INDEMNITY

The Borrower (and the Guarantors, if applicable) shall completely compensate each and every Financial Institution for any expense (including legal fees) in accordance with Clause 29 and for any expense or damages (said amount shall be deemed conclusive with the certificate of the Agent issued according to Clause
34) which any of these Institutions may incur as a consequence (i) of an Assumed Default, (ii) of using the funds in ways and for purposes different than the Financing objective, (iii) of any prepayment in accordance with this Contract, or (iv) of any other fact or circumstance derived from the provisions established in this Contract.

Notwithstanding its general nature, the above-mentioned indemnity shall include all interests, commissions, expenses and other amounts that may have been paid or due and payable in consideration of the funds borrowed to finance any unpaid amount, as well as any loss, premium, penalty or cost incurred for settling or using third-party deposits that were acquired to carry out, maintain or finance the Financing or any other amount due or set to expire according to this Contract.

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                                   SECTION IX
                                   GUARANTEES

23. LIST OF GUARANTEES

With no restriction as the full patrimonial, universal and unlimited responsibility of the Borrower, the obligations assumed by the Borrower in view of this Contract shall be guaranteed, on behalf of the Financial Institutions, by means of:

(a) the Guarantee established in Clause 24 (to be assumed by the New Guarantors in view of the provisions of Clause 24.2);

(b)  the Mortgage Agreement, according to the terms of Clause 25;

(c) the Spanish Share, to be formed on the same day as the acquisition of the Spanish Holdings (and as a single act with), under the terms included in Attachment 10 of Chapter B as follows; and

(d) the French Share, to be formed today as (and as a single act with the acquisition of the French Holdings), under the terms included in Attachment 10, Chapter A below.

24. GUARANTEE

CONTENT OF GUARANTEE

24.1 Notwithstanding the patrimonial and unlimited responsibility of the Borrower and subject to the terms or conditions of this Contract, each Guarantor with their irrevocable, unconditional and collective way, and as agreed to by the Agent, agrees to pay the Agent (to be distributed among the Financial Institutions) (as applicable) the amount requested in any Payment Request.

The Guarantee is formed as a first request guarantee. Therefore, the obligations assumed by each of the Guarantors in view of the Guarantee are abstract and not incidental, meaning autonomous and independent of the remaining clauses of this Contract, in such a way that each of the Guarantors shall not be affected and will maintain their entire binding force, even in the supposition that the Guaranteed Obligations become null and void by origin or later cancelled.

Consequently, each of the Guarantors agrees to fulfill their payment obligations in accordance with the provisions established in this Contract, at the first request from any Financial Institution (or from the Agent, on behalf and in representation of the Financial Institutions), without having any objection or allegation nor filing any type of defense that may correspond to the Borrower or any Guarantor which are the subject of this Contract or any other title. Specifically, the Guarantors may not oppose the execution of the Guarantee basing said opposition on the lack of a breach of the Guaranteed Obligations, being sufficient for said execution the mere non-fulfillment of the terms set forth in Attachment 3 below.


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The Guarantee does not form a deposit and, therefore, is not subject to Articles
1.822 to 1.856 of the Civil Code nor to Articles 439 to 442 of the Commercial Code, solely governed by the Clauses in this Contract. Consequently, each of the Guarantors recognizes and agrees that the benefits of dividing, ordering and exempting do not apply to the Guarantee. However, in the extent that said benefits could be applied, for any reason, each of the Guarantors expressly waives same.

If (i) the Borrower does not make any of the payments of the amounts due in view of this Contract on the dates established herein; or if (ii) the Financial Institutions decide on the resolution and early termination of this Contract according to the provisions established in Clauses 21.4 and subsequent; or if
(iii) in the case of individual execution, once having fulfilled the provisions established in Clause 21.8,the Financial Institutions (jointly, or individually, if applicable) may communicate directly or through the Agent (by sending as may Payment Requirements they think fit) and without the need to execute any other guarantee granted in accordance with this Contract, nor the need to carry out any other prior act, against any individual Guarantor or against all of them simultaneously or alternatively, to achieve the objective, in their own terms, of any Guarantee Obligation. For the purposes of this Guarantee, the Guarantors shall severally and unlimitedly respond to the Financial Institutions with their entire assets.

In order to determine the amount due to the Guarantors in view of this Guarantee the determining factor will be the amount indicated in the Demand for Payment. For the purposes of executing this Guarantee, the address of the Guarantors shall be understood as is indicated in Clause 36.3.

The guarantee obligations assumed by the Guarantors in view of this clause are of a commercial nature and shall not be affected and shall maintain their entire binding force for the return of all of the amounts due to the Financial Institutions even under the supposition that (i) the obligations not fulfilled by the Borrower were originally invalid or were cancelled, or (ii) the Borrower were to request or declare its insolvency or (iii) any Guarantor were to oppose the execution of the Guarantee based on the reasons of validity, existence or legitimacy of the Financing. Lastly, these guarantee obligations can be combined with any other obligation directly assumed by the Guarantors in virtue of this Contract.

The rights that correspond to each of the Financial Institutions of this Guarantee shall be proportionate to the Holdings that they each have at each moment of the Financing (or, if applicable, in the Principal pending reimbursement or cancellation amount).

The Financial Institutions expressly accept the Guarantee provided by the Guarantors, under the terms and conditions established in this Clause.

The terms of this Guarantee may not be modified unilaterally by any of the Guarantors, and will require consent from all of the Financial Institutions of same, formulated in writing through the Agent.

Finally, for the purposes provided in Article 135 of the Bankruptcy Law, the parties expressly agree that, in the supposition that the Borrower or any Guarantor are


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declared to be bankrupt, the responsibility of the Guarantors shall continue to be subject to the terms of this Guarantee, even in the case that the Financial Institutions were to vote in favor of the agreement relating to the bankrupt company.

ADHERENCE BY NEW GUARANTORS

24.2 Should any company or entity become a Material Affiliate during the validity of the Contract, the Borrower agrees to notify same to the Agent within a period of ten (10) Business Days. Within a period of fifteen (15) Business Days from said notification date, the Material Affiliate in question (the NEW GUARANTOR) and the Borrower and existing Guarantors at said moment shall document the incorporation of the New Guarantor as part of this Contract by signing the Letter of Agreement, they will have to remit it immediately to the Agent so that the Financial Institutions may sign same.

For these purposes:

(a) each New Guarantor shall irrevocably represent the Borrower (its irrevocable nature being necessary to fulfil the provisions of this Contract) while the effects of this Contract continue to be in effect or subsist, so that on its behalf and representation and through its duly authorized representatives it may sign the document of incorporation of other New Guarantors referenced in this clause and expressly consents to same, maintaining current the obligations derived for the rest of the parties of this Contract; and

(b) after the Agent receives the corresponding Letter of Agreement it shall immediately communicate same to the Financial Institutions, so that within a maximum period of fifteen (15) Business Days from the date in which the communication was received from the Agent, they appear before the public notary for the purpose of accepting said addition of the New Guarantor.

25. MORTGAGE AGREEMENT

25.1 With this Contract, the Borrower and assume the unconditional and irrevocable commitment of granting to the Financial Institutions a first range real right of mortgage over each of the Properties if at any time during the validity of this Contract the Agent (following the instructions of the Major Shareholders) shows any circumstance that grants the right to the Financial Entities to declare the early termination of this Contract (including the fulfilment of any Ratio or financial responsibility assumed by the Borrower under this Contract or if any Adverse Material Change occurs) with the Agent's mere statement being sufficient evidence to claim the establishment of the Mortgage(s).

The Agent (following the instructions of the Majority Entities) shall immediately remit the corresponding requirement to the Borrower so that it may, within a maximum period of fifteen (15) days of receiving the requirement, grant the mortgage deeds on the Properties decided upon by the Majority Entities.


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Granting the mortgage deeds on the Properties shall take the following aspects into account:

(a) the obligations guaranteed by the Mortgages shall be the payment obligations of the Borrower which are the subject of this Contract;

(b) as a result of said execution, the Financial Institutions shall enjoy a first priority on the Properties that were taxed;

(c) the global appraisal value of the mortgaged Properties may not be, in any case, lower than eighty-six million one hundred thousand euros (E86,100,000), equivalent to approximately one hundred and fifteen percent (115%) of the Total Amount;

(d) the mortgage deed(s) shall be issued similarly to the terms included in Attachment 10 Chapter C; and

(e) the mortgage responsibility of all of the Properties shall be the result of applying the coefficient 1.40 to the total value of the most recent appraisal of the Properties (corresponding to one hundred percent (100%) of the guarantee for the return of the Principal amount, fifteen percent (15%) of the guarantee for the payment of regular interests, (15%) of the guarantee for the payment of late interest and ten percent (10%) of the guarantee for the payment of costs and expenses).

     The mortgage responsibility for each of the taxable Properties shall be the result of proportionally distributing the amount of the mortgage responsibility of all the properties (determined according to the provisions of the above paragraph) proportionate to the appraisal value for each of the Properties between the total appraisal value of all of the Properties.

     For the purposes of obtaining the appraisal value of the Properties, the Borrower expressly authorizes the Agent to request (chargeable to the Borrower) appraisals to be made for each Property by one appraisal company duly registered in the Bank of Spain.

25.2 For the purpose of guaranteeing that the Mortgages be granted on behalf of the Financial Institutions, the Borrower in this act irrevocably empowers so that it (acting through its duly authorized representatives), at any moment during the validity of this Contract, may grant (on behalf and in representation of the Borrower, and even when this could result in double representation) as many public or private documents deemed necessary to grant the appropriate mortgage deeds.

26. VALIDITY AND EXECUTION OF GUARANTEES

VALIDITY

26.1 The guarantees mentioned in Clause 23 (and including the Mortgages that are considered to be executing the provisions of Clause 25) shall remain in effect until all


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of the Guaranteed Obligations have been fulfilled to the satisfaction of the
Financial Institutions.

If the Contract expires under its normal end date, the guarantees mentioned in Clause 23 shall expire simultaneously with said termination, all regardless of whether the Financing is formally settled with the later issuing of a settlement certificate by the Agent, as long as the amount appearing in said certificate has been paid within the set deadline. In case of early termination, the mentioned guarantees shall expire on the appropriate date of prepayment, regardless of whether the Financing is formally settled with the later issuing of a certificate of settlement by the Agent (which shall certify the payment of all amounts due in view of this Contract, by the Borrower or by any of the Guarantors).

EXECUTION

26.2 Executing any Mortgage or Share shall be made in accordance with the provisions of the corresponding guarantee constitution document, which will need prior approval by the Majority Shareholders.

According to the execution of the Guarantee, it may be executed individually and proportionate to its Share by the Financial Institutions which, based on the provisions of this Contract, have the right to execute same individually. Notwithstanding the general nature referenced in Clause 29, it expressly status that the Guarantors assume the obligation of paying any expense and cost for the Financial Institutions as a result of executing the Guarantee.

Likewise, in case of executing the Guarantee, the rights that correspond to the Guarantors with the Borrower or with any other Guarantor shall remain subordinate with any other right that was held in effect by the Financial Institutions with the Borrower (or any Guarantor) under this contract.

26.3 In any case, executing any of the mentioned guarantees, will not limit in any way (i) the universal patrimonial responsibility of the Borrower (nor of the Guarantors, if applicable); nor (ii) any other guarantees formed with the Financial Institutions in view of this Contract (or of any other related guarantee related to same).


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                                    SECTION X
                                    THE AGENT

27. THE AGENT

APPOINTMENT

27.1 Each Financial Institution irrevocably appoints the Agent to act as its agent with regard to this Contract. The Agent shall have the functions derived from this Contract, as well as for business use, accepting such appointment without losing any of its corresponding rights as a Financial Institution.

RELATIONSHIP

27.2 Without losing any part of the joint nature of the obligations assumed by the Financial Institutions in view of this Contract, it has been set forth that whenever referring to the development and operation of this Contract, the Agent acts, aside from acting for itself, acts as a special representative of the Financial Institutions, and as a consequence it must be understood that payments of any nature that arise from this Contract shall be made by the Borrower (and by the Guarantors, if applicable) to the Agent, at the place and in the method established in this Contract, entering into full effect for the Borrower as if being received in proportions that correspond to the other Financial Institutions.

Also, and as long no one states otherwise, any notification made or received by the Agent, shall have the same effect as if it was formulated or received by all of the Financial Institutions.

27.3 Under no circumstance shall it be understood that the Agent has the power to represent the Financial Institution beyond what is specifically derived from the provisions of this Contract, as well as not acting as the trustee of the Financial Institutions, of the Borrower (or Guarantors, if applicable) or of any other person.

According to these principles, but not limited to same:

(a) The Agent shall not be responsible with the Financial Institutions for the signing, validity and enforceability of this Contract or for any supplementary document or truthfulness of the statements contained in same or in the communications it may receive, nor for the feasibility of charging the Financing;

(b) the Agent shall not be obligated to make any determination nor to carry out an investigation on the fulfillment of this Contract. It shall only notify the other Financial Institutions when it has real knowledge, or if it receives notification from one of the Financial Institutions, from the Borrower (or from the Guarantors, if applicable) of any Assumed Default or that could provide reason to resolve same.


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(c)  the right to information by the Agent shall be understood to be limited to communications necessary for the normal fulfillment and development of the Contract, or to enforce same in case of default;

(d) when exercising its authorities as a representative, the Agent shall not assume any responsibility if it follows the instructions received or, if in the absence of said instructions and in case of emergency, acts on its own judgment according to bank guidelines;

(e) in fulfilling its remaining commitments and missions mentioned in this Contract, the Agent shall not have any other responsibility than what could arise from fraud or gross negligence;

(f) employees and representatives of the Agent, whichever their category or condition, shall not incur in personal responsibility with other Financial Institutions as a consequence of its professional behavior with regard to this Contract;

(g)  the Agent shall not be responsible:

     (i) for consequences that result after basing itself on any communication or document it thinks to be authentic or correct, even though it has not been communicated or signed by the person it was indicated or communicated to or signed same;

     (ii) for consequences that result after basing itself on the counselling of professionals selected according to this Contract;

     (iii) for the granting, validity, binding nature or effectiveness provided by this Contract, or by any document originated in view or according to same; nor

     (iv) for any statement or formal demonstration formulated in this Contract, nor from any information given in relation to same.

CREDIT APPROVAL

27.4 Each Financial Institution shall confirm to the Agent and according to this
Contract:

(a) that it has made queries under its own name and interest, and has acted with the required diligence, as if its Share had been a financing made directly by said Financial Institution to the Borrower, without the intervention of the Agent or any other Financial Institution, and that it does not consider the Agent to be responsible for the truthfulness or characterization of the information provided and that, therefore, it has not based itself exclusively (and not even mainly) on any information or consulting facilitated by the Agent, nor on any appraisal or investigation of the financial situation, matters,


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     legal status or nature of the Borrower or of the Subsidiaries that would have been made by the Agent under that capacity;

(b) that, regardless of the provisions of Clause 27.8, the Agent is not nor shall be obligated, prior to or following the execution of this Contract, to provide the mentioned information or consultancy to the Financial Institution, nor to carry out the investigation or appraisal mentioned above.

PAYMENTS

27.5 Any payments made by the Borrower (or by the Guarantors, if applicable) for Principal amounts, interests, commissions, or for any other concept which are the subject of this Contract, regardless of the reason for the reimbursement, the Financial Institution being used for this purpose, or the voluntary or forced method of execution of the payment obligation, including the payment for compensation, shall be distributed by the Agent among the Financial Institutions in such a way that they will all be paid in equivalent quantities for their Securities at all times, with the exception of those Financial Institutions who qualify as subordinate creditors according to the creditor statement. However, to receive its part of the reimbursement or payment, each Financial Institution shall contribute a proportionate amount to the expenses that were generated to obtain same.

The Financial Institutions agree to reimburse the Agent's share immediately on a pro-rata basis, all amounts that, with the justification of the latter, and being the responsibility of the Borrower according to this document, were not reimbursed voluntarily by the Borrower and that represent a payment to the Agent for any concept it makes for the purposes of this Contract and for the common interest of the Financial Institutions, regardless of the favorable or adverse result of the situation or measure that originated the payment.

Independently of this Contract, the Agent may accept deposits, lend money and, generally carry out all types of bank transactions with the Borrower or Subsidiaries, as the rest of the Financial Institutions.

The possible rights of the Financial Institutions to obtain payment from the Borrower (or the Guarantors, if applicable) based on other causes and obligations not mentioned in this Contract shall not be affected by the above-mentioned provisions.

DETERMINATION OF INTEREST RATES

27.6 At this time, the Financial Institutions accept the Agent to set the interest rates (including the basic interest rate and late-payment interest rate) according to the terms of this Contract, unless of obvious error or proven otherwise.

NOTIFICATION OF LITIGATION

27.7 Each Financial Institution shall immediately notify the Agent regarding the initiation, for said Financial Institution, of any legal procedure relating to this Contract or connected to same, prior to its start (as long as the procedure set forth in


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Clause 21.4 has been completed). Once the Agent receives this notification it shall communicate same as soon as possible to the remaining Financial Institutions.

The Agent shall not be obligated to provide any information to the Financial Institutions that relates in any way to parts of this Contract, and that the Agent could have obtained through a different channel than what was indicated in this Contract, unless it refers to a possible Assumed Default.

RESIGNATION

27.8 The Agent may resign its function in writing (explaining its reasons for the resignation) to the Borrower and Financial Institutions. In this supposition, the new agent shall be assigned by the Financial Institutions (with the exception of the Agent), as agreed by the Financial Institutions.

In the case that within sixty (60) calendar days after the resignation notification, the Financial Institutions have not agreed to a replacement or if the Financial Institution did not accept same, the Agent shall have the right to name the new Agent on its own, among the Financial Institutions.

The resignation of the above Agent and naming the new one shall become effective on the date of acceptance of the new Agent.

The new Agent shall have the same obligations and rights as its predecessor, in accordance with these Contract terms.

Likewise, in the supposition that the Agent were to merge, be absorbed or absorb another financial institution, the new resulting entity shall have all of the rights and obligations of the Agent. If, on the other hand, there is a division of the Agent, the Financial Institutions shall designate one of the resulting institutions as the Agent.

INDEMNITY

27.9 Each of the Financial Institutions shall compensate the Agent, upon their request for all claims, procedures, expenses, losses, damages, and responsibilities of any kind, proportionate to the Share of each Financial Institution, unless incurred by fraud or negligence in that capacity, and that relate in some way or derive from the provisions of this Contract or in any related documents, or in any action carried out or omitted by the Agent to request or preserve, intent to request or presser any of the rights of the Financial Institutions in accordance with this Contract or related documents. If the Agent provides the Borrower with an amount, diligently and in good faith, that was not placed at the hands of the Agent by the Financial Institution. In such case the Financial Institution shall have to reimburse the Agent the amount that it had allowed for said Financial Institution with the same value date.

Unless the Borrower notifies the Agent before the payment deadline that it has no intention of making said payment, the Agent may presuppose that the Borrower has made said payment on the deadline, therefore allowing the Agent to send a payment to the Financial Institution, on that payment date, for the amount equal to the


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supposed payment. If the Borrower does not make the payment to the Agent, each
Financial Institution shall reimburse the Agent, upon request, with the value to date of the payment to the Financial Institution, the amount provided to the Financial Institution.

CONFLICT OF INTEREST

27.10 The Agent acknowledges that in this Contract it acts as a crediting financial institution and agent of other crediting financial institutions, and not under any other condition.

27.11 Likewise, the Agent shall not be obligated to provide the Financial Institutions with any information that it may have acquired from the Borrower while exercising a different capacity than its crediting financial institution.

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                                   SECTION XI
                         TAXES, COMMISSIONS AND EXPENSES

28. COMMISSIONS

INITIAL COMMISSION

28.1 The Borrower shall pay to the Agent (to be distributed among the Financial Institutions) an initial commission that it negotiated and assumed in a separate agreement.

AGENT COMMISSION

28.2 The Borrower shall pay to the Agent the agent commission that was negotiated and assumed in a separate agreement.

NON-DISPOSITION COMMISSION

28.3 The Borrower shall provide a non-disposition commission to the Agent (to be distributed among the Financial Institutions) since there is no Amount available in Section B in the following terms:

(a) the amount of the commission shall be the one that results from applying twenty-five percent (25%) of the applicable Margin (according to Clause 8.4) over the average amount not available from the Amount of Section B during the corresponding settlement period (as indicated below);

(b) said commission shall be paid on a daily basis, from the signing date of this Contract, and it shall be settled and paid on a quarterly basis, for periods expired, on the last Business Day of each calendar quarter from the date of this Contract, according to the number of calendar days that have effectively transpired in each settlement period and based on a year with three hundred and sixty (360) days.

Notwithstanding the above, said commission shall not be paid if the average balance provided during the quarter in question is higher than half the Tax of Section B.

29.  EXPENSES

The Borrower (and the Guarantors, if applicable, according to the terms of its respective agreements) assumes the obligation to reimburse to the Financial Institutions (through the Agent), without any exclusions, any expense, tax (except for the tax on companies that must provide settlement for the Financial Institutions), local taxes, charge, fee and other current or future costs that are attributable to executing this Contract, after being required and in each case, on the basis of a complete compensation and universal coverage, as well as any damage, loss or ruin originating for the Agent or Financial Institutions as a direct consequence of this Contract and which are duly justified.

The amounts to be reimbursed to the Agent shall include, but not be limited to:


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(a)  any expense (including expenses and legal fees, brokerage and notary fees, printing, advertising, minor expenses, as well as any VAT that was incurred, as long as they were previously approved by the Borrower) incurred with regard to the negotiation, preparation or formalization of this Contract, its modifications or notifications, requirements for acts or processes necessary for its fulfillment, and of all documents related to said activities and with the Syndicate agreement, except for those caused by transferring its Holdings by the Financial Institutions;

(b) all of the expenses (including lawyer and solicitor fees, even if designating the latter, are not necessary) incurred with regard to:

     (i) assigning an expert, auditor, consultant, tax official, consultant, carried out in accordance with this Contract;

     (ii) the resolution of the agent relationship and the subsequent designation of a new Agent, except for a cause not attributable to the Borrower or to any company of the Borrower's Group;

     (iii) the modification, consent, approval, granting, report drafting, or opinion related to this Contract or with any other related document requested by the Agent or by the Financial Institutions;

     (iv) the preservation, request, or intent to preserve or request, any of its rights derived from this Contract or from any of the documents related to same;

     (v) other expenses derived from this Contract or from any of the documents related to same (and, specifically, from the legalization and registry of the Mortgage and of any other guarantees to be granted according to this Contract); and

(c) any commissions chargeable in accordance with the uses and bank practices in the Spanish market as a consequence of operations relating to the Provisions, deliveries and payments necessary to execute this Contract.

30. VAT AND TAX ON PROPERTY TRANSFER AND DOCUMENTATION OF LEGAL PROCEEDINGS

VALUE ADDED TAX

30.1 The parties state that the provision of services included in this Contract, as they are understood to be completed in the Spanish territory for the purposes of the Value Added Tax, shall be exempt from same in accordance with Article 20, one, Number 18, Section c) of Law 37/1992, of December 28.

The amounts indicated in this Contract to be paid by the Borrower exclude any amount that may be attributable to the payment of the Value Added Tax.


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DOCUMENTATION OF LEGAL PROCEEDINGS

30.2 The Borrower shall pay all fees payable in applying the Tax on Documentation of Legal Proceedings and similar, to which this Contract or any other related document may be subject to or originate, having to completely indemnify the Agent and each and every Financial Institution in case of any loss or responsibility in which, any of these may incur due to the omission or delay attributable to the Borrower in paying said fees or taxes.

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                                   SECTION XII
                           SYNDICATION AND ASSIGNMENTS

31. SYNDICATION PROCESS

SYNDICATION

31.1 Each of the parties of this Contract recognizes that it is the intent of Banco de Sabadell S.A. (as the sole Financial Institution at the date of this Contract) to develop the Syndication process.

In the scope of the Syndication process, it is agreed that Banco de Sabadell S.A. may freely assign all or part of its contractual rights resulting from the present Contract and/or transfer to any other bank, financial institution or securitization fund authorized to operate in a member state of the European Union (for the purpose of this Clause 31, the NEW FINANCIAL INSTITUTION) its rights and obligations under this Contract together with its contractual position in the guarantee document which are accessories of the same, or any part of the same (with no harm to the rest of the terms of this present Contract), and for such purpose each of the parties of this Contract authorizes Banco de Sabadell S.A. to communicate to the potential New Financial Institutions however much information of a general nature about the Borrower, the Guarantor and/or the Subsidiaries which might have been made available to Banco de Sabadell S.A. (with no harm to that which is pursuant to the following Clause 31.6).

SYNDICATION CONTRACT AND EFFECTIVENESS OF SYNDICATION

31.2 In order to carry out the Syndication to which this Clause 31 refers, Banco de Sabadell S.A. (as the sole Financial Institution at the date of the signing of this Contract) should subscribe a sole syndication contract drawn up according to the model contained in following Attachment 4, Part A (the SYNDICATION CONTRACT). Said Syndication Contract endorsed by the Banco de Sabadell S.A. will be considered valid only if it is complimented in writing and signed by Banco de Sabadell S.A. (as the assigning entity) as well as by the New Financial Institution(s), and is inspected by a notary public.

31.3 The parties specifically agree that the Syndication will become effective beginning on the Date of Syndication, or rather, the Date of Liquidation and Payment of Interest immediately following the date of signing of the Syndication Contract.

In the same manner, each of the parties agrees that, following the subscription of the Syndication Contract, and with effect from the Syndication Date:

(a) Each New Financial Institution will become part of this Contract, in the capacity of Financial Institution legitimate bearer of the corresponding rights (in proportion to its Shares); and

(b)  A new calculation of the Share percentages will take place.


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NEW FINANCIAL INSTITUTIONS

31.4 Each New Financial Institution, by means of the execution of the Syndication contract, will accept that none of the other Financial Institutions, under any circumstances, will be considered responsible for (i) the exactness and/or integrity of any information supplied to the New Financial Institution relating to this Contract; (ii) the financial situation, credit rating, condition, matter, personality and nature of the Borrower, of the Manager and/or of the Subsidiaries or of the compliance of the aforementioned of any of their obligations resulting from this Contract, or of any document related to the same; and of (iii) the legality, validity, efficiency, suitability and binding power of this Contract or of any other document related to the same and, unless previously stated to the contrary, none of said parties will be, nor will be considered as being a representative, agent or fiduciary of said New Financial Institution relating to the present Contract.

DEADLINE FOR SYNDICATION AND COMMUNICATION TO THE BORROWER

31.5 The Parties agree to do everything possible in order to complete the Syndication by no later than June 30, 2006, and for this purpose, Banco de Sabadell S.A. (being sole Financial Institution on the date of the signing of this Contract) commits itself to keep the Borrower informed of the state and of the result of the Syndication.

INFORMATION COMMUNICATION

31.6 Banco de Sabadell S.A. (in as much as sole Financial Institution on the date of the signing of this Contract) will be able to communicate to a potential New Financial Institution whatever information regarding the Borrower, the Guarantor and/or the Subsidiaries may have been made available to Banco de Sabadell S.A. of a general nature (for example, the Business Plan, the document titled "Information Memorandum" or "Info Memo" that Banco de Sabadell S.A. might create with the help of the Borrower, as well as the review reports (due diligence) and valuation reports that have been delivered to the Agent in compliance to that which is pursuant to this Contract), as long as said potential New Financial Institution (through the signing of the corresponding confidentiality agreement) is obligated (through the signing of the corresponding confidentiality agreement) to respect the right or confidentiality in relation to said information.

EXPENSES

31.7 Expenses deriving from the Syndication will be handled by the Borrower.

32. ASSIGNMENTS AND TRANSFERS

ASSIGNMENTS AND TRANSFERS BY THE BORROWER AND THE GUARANTORS

32.1 The Borrower (and, if applicable, the Guarantors) will not have the right to assign, transfer or subrogate any of the contracted rights and obligations by virtue of this present Contract.


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ASSIGNMENTS AND TRANSFERS BY THE FINANCIAL INSTITUTIONS

32.2 The Borrower and each of the Guarantors recognizes and accepts that any Financial Institution (the ASSIGNOR) could freely assign its contractual rights derived from the present Contract or any part of the same and/or transfer to any other bank, financial institution or securitization fund (the ASSIGNEE) its rights and obligations under this Contract together with its contractual position in guarantee documents that are accessories of the same, or any part of the same (with no harm to the other terms of the present Contract), and

(a) For these purposes, could communicate to an Assignee or potential benefactor information about the Borrower and/or about the Guarantors and/or about the Subsidiaries that might have been made available to the Financial Institutions of a general nature; and

(b) The Borrower (and, if applicable, the Guarantors) will continue to deal exclusively with the Financial Institution relating to payment, notifications and other matters relative to the management and administration of this Contract.

The formalization of the assignment pursuant to this clause should comply with the following conditions:

(a) It should be carried out on a Date of Liquidation and Payment of Interest and for a minimum amount of five million Euros (E5,000,000) or, if less, supposing the assignment of the entirety of the Assignor's Shares.

     Notwithstanding the previous item, the Financial Institutions could carry out assignments pursuant to this clause without complying with any of the prior conditions, in which case the Financial Institution in question will be obligated to pay the Agent a commission in the amount of two thousand Euros (E2,000); and

(b) A cost increment should not be supposed for the Borrower, taking into account the provisions of Clause 13.3 above.

TRANSFER CONTRACTS

32.3 In order to carry out the assignment pursuant to Clause 32.2, the Assignor should deliver to the Agent an assignment contract drawn up in accordance with the model contained in attached Attachment 4 Part B (the TRANSFER CONTRACT). Each Transfer Contract delivered to the Agent will only be considered valid if it is accompanied in writing and signed by the Assignor as well as by the Assignee, and is inspected by a notary public.

32.4 Each of the parties agrees that, following the receipt by the Agent of an Transfer Contract between an Assignor and an Assignee, and in effect as of the date of the Transfer Contract:


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(a)  The Assignor will cease to be entitled to exercise the rights resulting from this present Contract, and will remain freed from the contractual obligations that are specified in the Transfer Contract;

(b) The Assignee will become a contracting party, in the capacity of a legitimate Financial Institution bearer of the corresponding rights, and could be passively subject to obligations that might be different from those referenced in the previous section, whose extension would be determined by the scope of the transfer, and

As a consequence, each of the contracting parties confirms that: (i) the delivery by an Assignor to an Assignee of an Transfer Contract signed by the Assignor comprises an irrevocable offer by each of the contracting parties to accept the Assignee as the Financial Institution part of this Contract, rightful to exercise the rights, and responsible for complying with the obligations that are mentioned in section (b) pre Assignor; (ii) said offer could be accepted by means of the signing of the Transfer Contract by the Assignee and its delivery to the Agent, and (iii) the clauses of this Contract will be applicable to the agreement between the contracting parties, derived from the acceptance of said offer.

ASSIGNEES

32.5 Each Assignee, through the signing of the Transfer Contract, will accept that none of the other contracting parties, under any circumstances, will be responsible for (i) the exactness and/or integrity of any information provided to the Assignee relating to this Contract; (ii) the financial situation, credit rating, condition, matters, personality and nature of the Borrower and/or of the Subsidiaries or of the compliance of the aforementioned of any of their obligations deriving from this Contract, or of any document related to the same, and of (iii) the legality, validity, efficiency, suitability and binding power of this Contract or of any other document related to the same and, except for specific written notice to the contrary, none of said parties will be, nor will they be considered as being representative, agent or fiduciary of said Assignee regarding the present Contract.

NOTIFICATION AND VERIFICATION OF ASSIGNMENT POSSIBILITY

32.6 Any Financial Institution that wishes to assign all or part of its Shares should communicate the same to the Agent at least ten (10) calendar days prior to the subscription date of the corresponding Transfer Contract.

The Agent will immediately communicate the receipt of said notification to the Borrower.

INFORMATION COMMUNICATION

32.7 Any Financial Institution may communicate to a potential Assignee any information of a general nature about the Borrower and/or the Subsidiaries that might have been made available to the Financial Institutions, as long as the potential Assignee (recipient of said information) is obligated (through the signing of the


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corresponding confidentiality setter) to respect the confidentiality duty with regards to said information.

EXPENSES

32.8 Expenses resulting from any assignment under this Contract will be paid for by the Assignee.


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                         (PAGE LEFT BLANK INTENTIONALLY)


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                                  SECTION XIII
                               OTHER STIPULATIONS

33. DEBT CERTIFICATION

BY THE AGENT

33.1 For the purpose of the present Contract, the Agent, acting in said capacity, will open and carry in its books a special account in the name of the Borrower, in which the Agent will deduct the amount from the Principal, common interest, commissions, honorary fees, costs, compensatory interest, additional costs and other sums owed by the Borrower in virtue of the Financing, and in which all of the sums received by the Agent will be paid by the Agent in payment of the amounts owed by the Borrower, such that the balance of the mentioned account reflects at each moment the amount owed by the Borrower by virtue of this present Contract.

BY EACH FINANCIAL INSTITUTION

33.2 In addition to the account referenced in Clause 33.1, each one of the Financial Institutions will open and carry in its books a special account opened in the name of the Borrower, in which the Financial Institution in question will owe the amounts delivered to the Borrower through the Agent and the common interest, commission, honorary fees, costs, compensatory interest, additional costs and any other amounts that the Borrower might owe to said Financial Institution by virtue of this Contract (or to be paid by the same by means of the Agent), in order that the balance of the referenced account at all times reflects the sums owed by the Borrower to the Financial Institution in question by virtue of this present Contract.

34. EXECUTIVE ACTION

34.1 The present Contract will have executive power in accordance with that pursuant to numbers 4 and 5 of the second section of article 517 of the LEC and corresponding legislation.

34.2 For the purpose of articles 520 and 572 of the LEC and corresponding articles, it is specifically agreed upon that, for the purpose of legal complaints that might derive from the present Contract, and in accordance with the terms of the same, any amount owed to the Agent or to any of the Financial Institutions (and reflected in the accounts cited in Clauses 33.1 and 33.2) will be considered as a liquid, expired and demandable amount.

In order to prove the liquid, expired and demandable amount, it will be sufficient for the Agent or any of the Financial Institutions to accompany the present Contract with the certification shown in section 5 of article 517 of the LEC, as well as a certificate issued by any of those in which the appealed sum is established, certified in that which the inspecting notary should prove and confirm that said sum coincides with the balance that appears in the previously mentioned special account, and that the liquidation has been carried out in the manner agreed upon by the parties in this Contract. Expenses will be the Borrower's responsibility (or, in execution of his/her


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respective obligations, the Guarantors'), which might arise as a result of the inspection of said inspecting notary.

The amount of the balance thus fixed will be indisputably notified to the Borrower at least five (5) Business Days prior to the execution of the corresponding action.

35. CUMULATIVE RIGHTS AND WAIVERS

The respective rights of the Agent and of the Financial Institutions in accordance with the present Contract are cumulative, may be exercised as often as the Agent and the Financial Institutions consider being convenient and do not imply any type of relinquishment of the other rights that are granted by law. The respective rights of the Agent and of the Financial Institutions regarding the present Contract will not be susceptible to being relinquished or changed, except through specific written relinquishment or abandonment. Specifically, no omission or delay in exercising any of said rights may be considered as relinquishment or modification of this or of any other right; no partial or defective exercising of any of said rights will infringe upon any other exercise or the later exercise of said right or of any other, and no act, conduct, behavior or negotiation will impede exercising any right, nor will it constitute a suspension or modification of the same.

36. NOTIFICATIONS

36.1 All notifications or communication practiced in accordance with or in connection with the present Contract will be directed to or will be carried out by the Agent, in writing, and will be personally delivered or will be sent via letter, certified Spanish post office fax or fax (in this last case, whenever the corresponding correct transmission report is obtained -OK Transmission Report-).

36.2 All notifications or communications practiced in accordance with Clause
36.1 will be understood as having taken place:

(a)  If it is delivered personally, at the moment of the delivery;

(b) If it is sent by setter, in the period of seven (7) calendar days from the date of its mailing;

(c) If it is sent by letter with receipt acknowledgement or by certified Spanish post office fax, on the date indicated in the corresponding delivery acknowledgment; and

(d) If it is sent by fax, on the issuance date, as long as it thus appears on the correct transmission report.

However, when it were delivered in person or sent via certified Spanish post office fax or fax, and were to take place after 6:00 p.m. (time of the recipient of the notification or communication) of a Business Day or during a non-business day, the receipt will be understood as produced at 9:00 a.m. (time of the recipient of the notification or communication) of the immediately following Business Day.


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36.3 The parties designate the following addresses, telephone and fax numbers, as well as the name of the person to whom the corresponding notification should be directed.

NOTIFICATIONS TO THE BORROWER:

GRUPO GENERAL CABLE SISTEMAS S.A.
Calle Casanovas 150
08036 Barcelona
ATTN: Mrs. Maria Jesus Muro

FAX: +34 93 227 9721

NOTIFICATIONS TO THE GUARANTOR:

GRUPO GENERAL CABLE CELCAT ENERGIA E TELECOMUNICACOES S.A.
Avenida Marques de Pombal 36-38
Morelena, freguesia de Pero Pinheiro
Concelho de Sintra (Portugal)
Att. Carlos Carreira

With a copy to the Borrower

NOTIFICATIONS TO THE AGENT:

BANCO DE SABADELL S.A.
Plaza Catalonia 1
08201 Sabadell (Barcelona)
ATTN: Dr. Anna Maria Domenech / Mr. David Laguna
TEL: +34 93 728 9157
FAX: +34 93 745 1064
E-mail: domenecham@bancsabadell.com / lagunad@bancsabadell.com
OMF Account: 0081

NOTIFICATIONS TO THE FINANCIAL INSTITUTIONS:

BANCO DE SABADELL S.A.
Plaza Catalonia 1
08201 Sabadell (Barcelona)
ATT: Dr. Anna Maria Domenech / Dr. David Laguna
TEL: +34 93 728 9157
FAX: +34 93 745 1064
E-mail: domenecham@bancsabadell.com / lagunad@bancsabadell.com

37.  OFFICES

Any Financial Institution may make effective its Shares and may receive any payment that might be owed it in accordance with this Contract, in any of its commercial offices. The Financial Institution in question should notify in writing a minimum of seven (7) calendar days prior notice to the Agent, of any change in the commercial office designated for the purpose of this Contract.


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38. LANGUAGE

All of the notices and notifications formulated in accordance with and relating to this Contract will be carried out in Spanish.

39. PRESERVATION OF THE CONTRACT

If any of the stipulations of the present Contract are invalid, illicit or non-demandable in any aspect in accordance with any law, the validity, legality and power of the remaining stipulations will not be seen as affected or harmed in any sense.

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                                   SECTION XIV
                              LAW AND JURISDICTION

40. ELECTION OF LAW

The present Contract (and the documents that make up the attachments, except for in those that the contrary is presented) will be governed and will be interpreted in accordance with Spanish common legislation.

41. JURISDICTION

Each of the parties of the present Contract irrevocably submits itself, expressly renouncing the forum that, when necessary, might correspond to it, to the jurisdiction of the judges and courts of the city of Barcelona for the knowledge, resolution of any complaint or controversy that might result from the validity, compliance, interpretation and execution of the present Contract, with no harm to the territorial jurisdiction determined according to the LEC for execution summary procedures and for loan and mortgage procedures.

                             (ATTACHMENTS FOLLOWING)


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GRUPO GENERAL CABLE SISTEMAS S.A.       GENERAL CABLE CELCAT ENERGIA E
(as the Borrower)                       TELECOMUNICAOES S.A.
                                        (as the Underwriter)


-------------------------------------   ----------------------------------------
D. D. Domingo Goenaga Campmany          D. D. Domingo Goenaga Campmany
SABADELL BANK, INC.                     SABADELL BANK, INC.
(in its role as Agent)                  (in its role as Financial Institution)


-------------------------------------   ----------------------------------------
D. Joan Jimenez Delgado and             Joan Jimenez Delgado and
D. [_____]Luis Preter Tresserras        D. [_____]Luis Preter Tresserras

NOTARY STATEMENT: I, Manuel Piquer Belloch, Notary of the Illustrious Notarial Association (Ilustre Colegio Notarial) of Cataluna, residing in Barcelona, having assured according to the proper rules the true identity of the parties hereto by means of inspecting identity documents, and that these parties are duly capable of executing the present contract, (except for the intervention of Domingo Goenaga Campmany in representation of General Cable Celcat Energia e Telecomunicacoes S.A., as guarantor, for which I was shown document number 55 of the shareholders meeting of said company, dated December 20, 2005, which is pending in the signature authentication by a competent notary and of the corresponding Apostille of La Haya 1961, of which I, Notary recognized by the appearing parties that for the purpose of this public document with regard to the bond efficiency, is exclusively subject to the existence of said Agreement or Document duly Apostilled or subject to its later ratification, in witness whereof I CERTIFY.

This policy comprises, with the inclusion of its appendices, a total of ___folio, signed by the parties and with my seal, signature, stamp and notarial form, in accordance with the provisions of the Ministerial Order of May 28, 1998 and the Directive of September 29, 2000 of the General Registry Office, and of the Notary Office, and that this document is executed in five (5) identical originals, it being assumed that there is nothing within the document that contradicts anything expressed on this final page. This having been noted, and the usual reservations and legal warnings, especially regarding taxes, having been made, the parties have created the present document in the Spanish language as they have freely chosen IN MY PRESENCE. Of all this and of the content of this document I, the Notary, BEAR WITNESS. In Barcelona, on December 22, 2005.


--------------------------------
Mr. Manuel Piquer Belloch
Notary


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